ORION CAPITAL CORPORATION RETIREMENT SAVINGS PLAN
                              FOR THE EMPLOYEES OF
                       GUARANTY NATIONAL INSURANCE COMPANY

                               ARTICLE 1 - PURPOSE
The purpose of the Orion Capital Corporation Retirement Savings Plan for the Employees of Guaranty National Insurance Company is to provide Employees of the Company who perform services for its subsidiary Guaranty National Insurance Company an opportunity to acquire a proprietary interest in the common stock of Orion Capital Corporation (the "Company"), as well to provide Employees an opportunity to make regular savings and investments on a pre-tax or after-tax basis. The Plan constitutes a profit-sharing plan, the contributions to which are not limited to the profits of the Company.

     The Plan, originally sponsored by Guaranty National Insurance Company, was initially effective on June 1, 1971. The Plan is amended and restated to provide these opportunities effective July 1, 1998.



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                             ARTICLE 2 - DEFINITIONS

As used in the Plan:

2.1 "Account" means the aggregate of all of each Participant's accounts under the Plan, including but not limited to his After-Tax Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account, Qualified Non-Elective Contribution Account, Retirement Contribution Account, Rollover Contribution Account, Savings Contribution Account, and Voluntary Deductible Contribution Account and IRP Account, if any. ------------------

2.2 "After-Tax Contributions" means the contributions made by a Participant to the Plan pursuant to Section 5.3. -----------------------------------

2.3 "After-Tax Contribution Account" means the bookkeeping account maintained under the Plan for a Participant to record his After-Tax Contributions, as increased by investment earnings and reduced by investment losses thereon.
------------------------------------------

2.4 "Annual Earnings" of a Participant means only that portion of his "total compensation" during a calendar year which represents the aggregate amount reflected in the Company's monthly Hours and Earnings Reports, including overtime, any bonus paid to a Participant pursuant to the Company's regular incentive plan or a "sign-on bonus" paid to a Participant as an incentive to join the Company, but excluding all other extraordinary or supplementary compensation reflected on such Reports. Annual Earnings also include any amount which is contributed by the Participating Company under a salary reduction agreement and which is not includable in the Participant's gross income under
Section 125, 402(e)(3), 402(h) or 403(b) of the Code and any amount contributed by such Company under a nonqualified plan of deferred compensation. Annual Earnings include solely amounts actually paid to the Participant during the calendar year and do not include any amounts paid to a Participant in the nature of severance or termination pay. A Participant's Annual Earnings do not include any amounts in excess of $200,000, as adjusted for cost-of-living increases in effect for the calendar year under Section 401(a)(17) of the Code (or in excess of $150,000 for Plan Years beginning after 1993, as so adjusted). The cost-of-living adjustment in effect for a calendar year applies to any period,


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not   exceeding   12  months,   for  which  Annual   Earnings   are   determined
("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the $200,000 or $150,000 limitation on Annual Earnings, as applicable and as adjusted for cost-of-living increases, shall be multiplied by a fraction, the numerator of which shall be the number of months in the determination period and the denominator of which shall be 12. For Plan Years beginning prior to January 1, 1997, in calculating this Annual Earnings limit, the rules for treating certain family members as one person under Section 414(q)(6) of the Code shall apply, except that the term "family" shall include solely the spouse of the Participant and any lineal descendants of the Participant who do not attain age 19 before the end of the year. If the adjusted $200,000 (or, after 1993, $150,000) limit is exceeded, then (except for determining the portion of a Participant's Annual Earnings which do not exceed the integration level under Section 4.2), the limit shall be apportioned among the affected individuals in proportion to their Annual Earnings, determined under this Section 2.4 prior to application of this limitation.

For purposes ofthis Section 2.4, the term "total compensation" means the total compensation paid to a Participant for services performed for a Participating Company, which is the sum of: (i) compensation includable in gross income for federal income tax purposes, (ii) Salary Reduction Contributions, and (iii) pretax salary reduction contributions made pursuant to a plan described in
Section 125 of the Code, as conclusively stated in the Participating Company's payroll records.

2.5"Annuity Starting Date" means (a) the first day of the first period for which an amount is payable from the Plan in the form of an annuity or (b) in the case of a Plan benefit which is not payable in the form of an annuity, the first day as of which all events have occurred which entitle the Participant to such benefit.

2.6 "Basic Compensation" means that part of a Participant's Annual Earnings which excludes all bonuses, commissions, allowances, overtime pay or other extraordinary or supplemental compensation of any type, but includes any amount contributed by the Company under a nonqualified plan of deferred compensation.

2.7 "Beneficiary" means (a) in the case of a Participant who has a surviving Spouse as of the date of his death, his surviving Spouse (unless the Participant elects otherwise as provided below), or (b) in the case of a Participant who does not have a surviving Spouse as of the date of his death, the person or entity designated by the Participant as his Beneficiary on a form supplied by, and filed with, the Plan Administrator, which person or entity shall receive any benefits payable under the Plan on account of the death of the Participant. A Participant who has a Spouse may elect to have someone other than his Spouse as his Beneficiary if (i) the Spouse of the Participant consents in writing to such election, (ii) the election designates a specific Beneficiary, including any class of beneficiaries or contingent beneficiaries, which designation may not be changed without the consent of the Participant's Spouse (unless as part of the designation the Spouse expressly permits the Participant to make Beneficiary changes without the need for any further consent by the Participant's Spouse),
(iii) the Spouse's consent  acknowledges  the effect of such election,  and (iv)

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the consent is  witnessed by a Plan  representative  or a notary  public.  If no
Beneficiary designation is in effect as of the date of the death of the Participant, or if no designated (or deemed designated) Beneficiary shall
survive  the   Participant,   the   Participant's   Beneficiary   shall  be  the
Participant's  estate.

2.8 "Board of Directors" means the Board of Directors of Orion Capital Corporation.

2.9 "Code" means the Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated and the rulings issued thereunder.

2.10 "Committee" means the Committee appointed by the Board of Directors pursuant to the Plan as it may be constituted from time to time.

2.11 "Company"means (a) Orion Capital Corporation; (b) all corporations which are members of a controlled group of corporations, within the meaning of Section 1563(a) of the Code (determined without regard to Section 1563(a)(4) and (e)(3)(C)), of which Orion Capital Corporation is the parent; and (c) any trade or business, whether or not incorporated, which, at the time of reference (i) is under common control with Orion Capital Corporation, within the meaning of
Section 414(c) of the Code, (ii) effective January 1, 1981, is a member of the same affiliated service group as Orion Capital Corporation, within the meaning of Section 414(m) of the Code, or (iii) is required to be aggregated with Orion Capital Corporation under Section 414(o) of the Code. In addition, "Company" includes any business acquired by Orion Capital Corporation (x) if Orion Capital Corporation continues the plan of the acquired business, or (y) to the extent required by Treasury Regulations promulgated under Section 414(a)(2) of the Code.

2.12 "Company Stock" means the Common Stock, par value $1 per share, of Orion Capital Corporation.

2.13 "Disability" means a medically determinable physical or mental impairment which can be expected (a) to result in death or (b) to be of continued and indefinite duration if it causes the Participant to be unable to engage in any gainful activity for which he is reasonably suited by his training, education or experience.

2.14 "Employee" means each person who is regularly employed at a stated salary or at an hourly rate by Guaranty National Insurance Company or by the Company at its Englewood, Colorado location, including any person employed by the Company as a "leased employee" as defined in Section 414(n)(2) of the Code, but excluding (a) any individual who is primarily employed by the Company outside the United States and (b) any individual employed by the Company solely to staff

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temporary  work  assignments  who works fewer than 1,000 Hours of Service in any
Plan Year.

Leased employees shall not be eligible to participate in the Plan unless they otherwise meet the definition of "Employee" and become eligible to participate under Article 3, notwithstanding amendments to the Code effective for 1984 and thereafter requiring that such person may have to be counted as an employee of the Company in order to perform certain plan qualification tests required under the Code.

2.15 "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service, or, if such Employee has had a One-Year Break-in-Service, the date on which the Employee first performs an Hour of Service following such One-Year Period of Severance.

2.16 "ERISA" means theEmployee Retirement Income Security Act of 1974, as amended and the Department of Labor Regulations promulgated and the rulings issued thereunder.

2.17 "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all of the stock of the Company.

2.18 "Highly CompensatedEmployee" means either a "Highly Compensated Active Employee" or, for Plan Years beginning prior to January 1, 1997, a "Highly Compensated Former Employee."

2.19 "HighlyCompensated Active Employee" means, for Plan Years beginning prior to January 1, 1997, any Employee who performs service for the Company during the Plan Year and who, during the 12 consecutive-month period immediately preceding the Plan Year (a) received compensation (within the meaning of Section 414(q)(7) of the Code) from the Company in excess of $75,000 (as adjusted for cost-of-living increases under Section 415(d) of the Code); or (b) received compensation (within the meaning of Section 414(q)(7) of the Code) from the Company in excess of $50,000 (as adjusted for cost-of-living increases under Section 415(d) of the Code) and was a member of the top-paid 20% of Employees that year; or (c) was an officer of the Company and received compensation (within the meaning of Section 414(q)(7) of the Code) from the Company greater than 50% of the applicable dollar limit for that year under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes (i) Employees described in any of clauses (a), (b) or (c) of this paragraph during the current Plan Year, rather than the 12 consecutive-month period immediately preceding the current Plan Year, but only if they are among the 100 Employees with the highest "compensation" (within the meaning of Section 414(q)(7) of the Code) from the

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Company for that Plan Year and (ii) Employees who are Five Percent Owners at any
time during the Plan Year or the 12 consecutive-month period immediately preceding the Plan Year. If no officer meets the compensation requirement of clause (c) in the immediately preceding paragraph during the Plan Year or the 12 consecutive-month period immediately preceding the Plan Year, the highest-paid officer for that consecutive 12-month period will be a Highly Compensated Employee. For Plan Years beginning on and after January 1, 1997, "Highly Compensated Employee" means any Employee who (a) received compensation (within the meaning of Section 414(q)(7) of the Code) from the Company in excess of $80,000 (as adjusted for cost-of-living increases under Section 415(d) of the Code) for the preceding Plan Year and was a member of the top-paid 20% of Employees that year; or (b) was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year.

2.20 "Highly Compensated Former Employee"means, for Plan Years beginning before January 1, 1997, any former Employee who separated from service (or was treated as if he had separated from service) before the Plan Year, performed no service for the Company during the Plan Year and was a Highly Compensated Active Employee either in his separation year or in any Plan Year ending on or after his 55th birthday.

For Plan Years beginning before January 1, 1997, if an Employee is, during the Plan Year or the 12 consecutive-month period immediately preceding the Plan Year, a family member of either (i) a Five Percent Owner who is an active or former Employee or (ii) a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees (on the basis of "compensation" (within the meaning of Section 414(q)(7) of the Code) from the Company paid that year), then the family member and the Five Percent Owner or top 10 Highly Compensated Employee are treated as if they were a single Employee receiving Compensation. For this purpose, family members are the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of those ascendants and descendants. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid 20% of Employees, the top 100 Employees, the number of Employees treated as officers and the "compensation" (within the meaning of Section 414(q)(7) of the Code) that is considered, is made in accordance with Section 414(q) of the Code and applicable Treasury Regulations.

The Plan Administrator may elect, in lieu of the foregoing procedure, to make the previous year calculation for a Plan Year on the basis of the calendar year ending with or within the applicable Plan Year (or, for a Plan Year that is shorter than 12 months, the calendar year ending with or within the 12-month period ending with the applicable Plan Year). This determination is to be made in accordance with the procedure outlined in Treasury Regulation Section 1.414(q)-1T, Q&A-14(b). If this method is used and the Plan Year is the calendar

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year, then a separate  calculation for the previous  consecutive 12-month period is not required. If this option is elected for any plan of the Company, it must apply to all of the Company's plans.

2.21 "Hour of Service" means:

     (a) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company for the performance of duties;

     (b) Each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid to an Employee by the Company; and/or

     (c) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, during which no duties are performed (regardless of whether his employment with the Company terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. Hours under this paragraph shall be calculated and credited as required under Department of Labor Regulation Section 2530.200b-2, which is hereby incorporated by reference. Hours of Service shall be credited whether occurring before or after the effective date of the Plan or any amendment or restatement thereof.

Hours of Service prior to the effective date of the Plan shall be determined by the Plan Administrator from reasonably accessible records, or in the absence of such records shall be reasonably estimated by the Plan Administrator. Hours of Service after the effective date shall be determined pursuant to rules of the Plan Administrator which are consistent with ERISA. Hours of Service shall be determined by crediting Employees who are not hourly-paid with 10 Hours of Service for each day for which such Employees would be credited with Hours of Service if such Employees were paid on an hourly basis. Solely for purposes of determining whether a One-Year Break-in-Service has occurred, an Employee shall be credited with 1 Hour of Service for each hour which such Employee would normally have been expected to work during a period not exceeding 2 years while on leave of absence approved by the Company, provided that such Employee promptly returns to employment with the Company following termination of such leave.

Hours of Service shall be credited for employment with other members of an affiliated service group (as determined under Section 414(m) of the Code), a "controlled group of corporations" (as determined under Section 414(b) of the Code) or a group of trades or businesses under common control (as determined under Section 414(c) of the Code), of which the Company is a member, and any other entity required to be aggregated with the Company under Section 414(o) of the Code.

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2.22 "Investment Funds" means the investment funds selected from time to time by the Committee for the investment of the assets of the Trust Fund, as identified on Exhibit A to the Plan.

2.23 "IRP Plan" means the Individual Retirement Plan of Viking Insurance Company of Wisconsin formerly sponsored by Viking Insurance Company of Wisconsin.

2.24 "IRP Plan Account" means a Participant's account in the Plan that was transferred from the IRP Plan as a result of the merger between the IRP Plan and the Plan.

2.25 "Matching Contributions" means the contributions made by the Company to the Plan pursuant to Section 4.1.

2.26 "Matching Contribution Account" means the bookkeeping account maintained under the Plan for a Participant to record any Matching Contributions made to the Plan on his behalf, as increased by investment earnings and reduced by investment losses thereon.

2.27 "One-Year Break-in-Service" means a 12 consecutive-month period beginning on an Employee's Severance Date during which he fails to complete an Hour of Service.

With respect to Plan Years beginning after 1984, for purposes of determining whether a One-Year Break-in-Service has occurred, an Employee upon providing a certification satisfactory to the Plan Administrator setting forth the reasons for the leave, will receive credit for Hours of Service for periods the Employee is absent from work (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the Employee's adoption of such child, or (d) for purposes of caring for such child during the period immediately following the child's birth or placement for adoption
("Maternity/Paternity Leave of Absence"). During the period of such Maternity/Paternity Leave of Absence, the Employee will receive credit for (x) the number of Hours of Service that would normally have been credited but for the absence or (y) if the normal number of hours cannot be determined, 8 Hours of Service for each normal workday during the leave. The total number of Hours of Service required to be credited for any such period shall not exceed 501.

2.28 "Orion Common Stock Fund" means the Investment Fund which shall be invested and reinvested solely in Company Stock. The Fund may maintain a cash position to facilitate certain Plan transactions.

2.29  "Participant"  means an Employee who has  satisfied  the  requirements  of
Article 3 to  participate  in the Plan,  a former  Employee  for whom an Account

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balance  exists under the Plan,  any alternate  payee  pursuant to an applicable qualified  domestic relations order and any beneficiary of any of the foregoing.

2.30 "Participant  Contributions" means the Savings  Contributions  described in
Section 5.2, the After-Tax Contributions described in Section 5.3, the Voluntary Deductible Contributions (for Plan Years beginning prior to January 1, 1987) described in Section 2.53 and the Rollover Contributions described in Section 5.4, made by a Participant.

2.31 "Pay Period" means the period in respect of which each installment of Basic Compensation is paid, such as a week, two weeks, half a month, a month or some other period of time.

2.32 "Period of Severance" means a period beginning on an Employee's Severance Date and ending on the date he thereafter completes an Hour of Service.

2.33 "Plan" means the Orion Capital Corporation Retirement Savings Plan for Employees of Guaranty National Insurance Company, as from time to time in effect.

2.34 "Plan Administrator" means the Company.

2.35 "Plan Year" means the calendar year, January 1 through December 31 each year.

2.36 "Profit Sharing Contributions" means the contributions made by the Company to the Plan pursuant to Section 4.1.

2.37 "Profit Sharing Account" means the bookkeeping account maintained under the Plan for a Participant to record any Profit Sharing Contributions made to the Plan on his behalf, as increased by investment earnings and reduced by investment earnings thereon.

2.38 "Qualified Non-Elective Contributions" means the contributions made by the Company to the Plan pursuant to Section 4.1(b).

2.39 "Qualified Non-Elective Contribution Account" means the bookkeeping account maintained under the Plan for a Participant to record any Qualified Non-Elective Contributions made to the Plan on his behalf, as increased by investment earnings and reduced by investment losses thereon.

2.40 "Retirement" means termination of employment with the Company after the Participant has (a) attained age 65 or (b) attained age 55 and completed 10 Years of Service. Notwithstanding the foregoing, for Participants who were formerly participants in the Unisun Plan, "retirement" means termination of

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employment  with the  Company  after the  Participant  has  attained  age 55 and completed  5  Years  of  Service.

2.41 "Rollover Contributions" means the contributions made by a Participant to the Plan pursuant to Section 5.4.

2.42 "Rollover Contribution Account" means the bookkeeping account maintained under the Plan for a Participant to record his Rollover Contributions, as increased by investment earnings and reduced by investment losses thereon.

2.43 "Savings Contributions" means the contributions made by the Company to the Plan pursuant to Section 5.2 as elected by Participants under salary reduction agreements with the Company.

2.44 "Savings Contribution Account" means the bookkeeping account maintained under the Plan for a Participant to record the Savings Contributions made to the Plan on his behalf, as increased by investment earnings and reduced by investment losses thereon.

2.45 "Service" means a period (whether before or after the effective date of the Plan) commencing on an Employee's Employment Commencement Date and ending on his Severance Date which commenced a One-Year Break-in-Service. An Employee's Service shall not be considered broken by reason of a Period of Severance if the Employee performs or is otherwise credited with an Hour of Service before the 1-year anniversary of such Severance Date. Except as otherwise specifically provided in the Plan, no period of employment with any corporation prior to the date of its acquisition by the Company shall be taken into account in determining an Employee's Service. Periods of employment with Viking Insurance Company of Wisconsin, Unisun Insurance Company and Strickland Insurance Group shall be taken into account in determining an Employee's Service.

In determining an Employee's Service all separate periods of Service shall be taken into account, excluding any period of Service which preceded a One-Year Break-in-Service if the Employee was not vested as to any portion of his Account at such time and such Employee's Period of Severance which includes that One-Year Break-in-Service equals or exceeds the greater of (a) 5 years, or (b) the length of his Service (whether or not consecutive) completed before such Period of Severance. In determining the length of an Employee's Service completed before such Period of Severance, an Employee's Service shall not include any Service which is not taken into account by reason of any prior Period of Severance.

2.46 "Severance Date" means the earlier of: (a) the date on which an Employee quits, retires, is effectively discharged or dies; or (b) the 1-year anniversary

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of the first  date of absence  for any other  reason,  such as layoff,  leave of absence or  Disability.

For this purpose, an Employee who is on military leave while his employment rights are protected by law (provided he resumes his employment with the Company within the period prescribed by applicable law) shall not be deemed to be absent and such period of military leave shall be treated as Service.

2.47 "Spouse" means the spouse of a Participant who has been legally married to the Participant under the laws of the State in which the marriage was contracted for a period of at least 1 year immediately prior to the Participant's date of death or Annuity Starting Date, as applicable. Notwithstanding the foregoing, a Participant and his spouse shall be treated as married throughout the 1-year period ending on the Participant's Annuity Starting Date even though they are married to each other for less than 1 year before the Annuity Starting Date if they remain married to each other for at least 1 year. If such Participant and his spouse do not remain married for at least 1 year, the Participant and his spouse will be treated as unmarried as of the Annuity Starting Date.

2.48 "Trust Agreement" means the trust agreement entered into between the Company and the Trustee to carry out the administration of the Trust Fund.

2.49 "Trustee" means the trustee or trustees of the Trust Fund, as appointed by the Company pursuant to the provisions of Article 14.

2.50 "Trust Fund" means the cash and other properties of the Plan held and administered by the Trustee in accordance with the provisions of the Trust Agreement.

2.51 "Unisun Plan" means the Unisun Insurance Company Savings & Security Plan formerly sponsored by Unisun Insurance Company.

2.52 "Valuation Date" means each day on which the New York Stock Exchange is open for business.

2.53 "Voluntary Deductible Contribution Account" means the bookkeeping account maintained under the Plan for a Participant to record his voluntary deductible contributions (under Section 72(o)(5)(B) of the Code) made by him under the Plan prior to 1987, as increased by investment earnings and reduced by investment losses thereon.

2.54 "Year of Service" means each 12 consecutive-month period of an Employee's employment for the Company (or fraction thereof) during which the Employee does not have a One-Year Break-in-Service.

                            ARTICLE 3 - PARTICIPATION

3.1      PARTICIPATION.

     (a) Prior to July 1, 1998, each Employee shall be eligible to be, and shall become, a Participant in the Plan as of the first day of the first quarter following the Employee's Employment Commencement Date; provided, however, that
(1) for the period from January 1, 1996 through March 31, 1996 (or, if later, the date immediately preceding the date on which the IRP Plan is merged into the
Plan), employees who perform services for Viking Insurance Company of Wisconsin shall not be eligible to be Participants in the Plan, (2) for the period from October 1, 1997 through September 1, 1998, employees who perform services for Unisun Insurance Company shall not be eligible to be Participants in the Plan; and (3) for the period from May 1, 1998 through August 31, 1998, employees who perform services for the portion of the Company formerly owned by Strickland Insurance Group shall not be eligible to be Participants in the Plan.

     (b) Beginning on and after July 1, 1998, each Employee shall be eligible to be, and shall become, a Participant in the Plan as of the later of (a) the Employee's attainment of age 18 or (b) the Employee's completion of 3 consecutive months of Service commencing on his Employment Commencement Date without an interruption in Service caused by a One-Year Break-in-Service.

3.2     UNION  EMPLOYEES.

No Employee covered by a currently effective collective bargaining agreement to which the Company is a party shall be eligible to participate in the Plan (and if participating in the Plan his participation shall terminate), unless such collective bargaining agreement expressly provides for inclusion of Employees covered by the agreement in the Plan; and provided further, that expiration of a collective bargaining agreement shall not, by itself, affect eligibility (i.e., covered Employees included in the Plan shall remain in the Plan, and non-covered Employees shall remain ineligible) pending execution of a new collective bargaining agreement.

3.3 RETURN TO EMPLOYMENT.

A Participant who terminates his employment with the Company and thereafter returns to employment with the Company, regardless of whether he incurs any One-Year Breaks-in-Service, shall be eligible to become a Participant immediately upon his return, provided he is then employed by the Company (and had previously met the participation requirements under Section 3.1).

                        ARTICLE 4 - COMPANY CONTRIBUTIONS

4.1  PROFIT  SHARING   CONTRIBUTIONS,   MATCHING   CONTRIBUTIONS  AND  QUALIFIED
NON-ELECTIVE  CONTRIBUTIONS.

     a) For each Plan Year, the Company in its discretion may make a Profit Sharing Contribution to the Plan without regard to the current or accumulated profits of the Company. Profit Sharing Contributions shall be allocated to Participants in accordance with Section 6.1 of the Plan.

     (b) For each Pay Period, the Company shall make Matching Contributions to the Plan in an amount equal to 100% of the Savings Contributions and/or
After-Tax Contributions made by Participants for that Pay Period, to an aggregate amount equal to 6% of the Basic Compensation of each such Participant. Notwithstanding the foregoing, the Company may, at the end of the Plan Year, make "true-up" Matching Contributions to the Account of any Participant who deferred the maximum amount permitted by law into his or her Savings
Contributions Account and/or After-Tax Contributions Account prior to Plan Year-end and therefore had not received the maximum Matching Contribution to which the Participant was entitled.

In no  event  will any  Matching  Contribution  be made in  respect  of  Savings
Contributions and/or After-Tax Contributions in excess of an amount which exceeds 6% of a Participant's Basic Compensation or in respect of any Voluntary Deductible Contributions or Rollover Contributions.

The maximum Matching Contribution for any Participant will be an amount equal to 6% of the Basic Compensation paid to such Participant for any Pay Period.

     (c)  The  Company  in its  discretion  may  make a  Qualified  Non-Elective
Contribution  to  the  Plan.  Qualified  Non-Elective   Contributions  shall  be
allocated  to  Participants  in  accordance  with  Section 6.3 of the Plan.

4.2 ADDITIONAL CONTRIBUTIONS.

Pursuant to Section 10.4, the Company shall make an additional contribution to the Plan for each Plan Year equal to the amount necessary to restore the Account balance of any Participant to whom the provisions of Section 10.4 become applicable during such Plan Year.

4.3  REDUCTION  FOR  FORFEITURES.

Pursuant to Section 10.4, the amount of the Matching Contributions and Profit Sharing Contributions made by the Company each Plan Year shall be reduced by the amount of forfeitures.

4.4  PAYMENT  OF  PROFIT  SHARING   CONTRIBUTIONS  AND  QUALIFIED   NON-ELECTIVE
CONTRIBUTIONS.

Profit Sharing Contributions and Qualified Non-Elective Contributions made by the Company pursuant to Section 4.1, in each case in respect of any Plan Year, shall be paid to the Trustee by the date (including extensions) for filing the Company's Federal income tax return for its taxable year ending with or within such Plan Year.

4.5 PAYMENT OF SAVINGS CONTRIBUTIONS, MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS.

No later than the 15th business day of the month following the month in which a Pay Period ends, the Company shall transfer to the Trustee an amount equal to the aggregate Savings Contributions and After-Tax Contributions elected by Participants to be made for such Pay Period pursuant to Section 5.2 and 5.3 and the amount of Matching Contributions required to be made by the Company for such Pay Period pursuant to Section 4.1.

                      ARTICLE 5 - PARTICIPANT CONTRIBUTIONS

5.1   ELIGIBILITY TO MAKE PARTICIPANT CONTRIBUTIONS.

Any Participant may elect to make Savings Contributions and/or After-Tax Contributions as of the first day of any Pay Period which occurs on or after the date on which he becomes a Participant by delivering to the Plan Administrator his election in such form as shall be specified by the Plan Administrator or Plan recordkeeper and such election shall be processed as soon as practicable and in no event later than 30 days after its receipt and shall become effective as of the next following Pay Period.

5.2 SAVINGS CONTRIBUTIONS  (PRE-TAX).

Each Participant may enter into a salary reduction agreement with the Company whereby the Company shall agree for any Plan Year to reduce his Annual Earnings by a whole percentage of from 1% to 12% of his Basic Compensation, which amount, when deducted, may be rounded down to the nearest whole dollar and contribute said amount to the Plan on his behalf as a Savings Contribution; provided, however, that for any calendar year beginning on or after January 1, 1987, the aggregate of such amounts shall not exceed the maximum amount permissible for elective deferrals under Section 402(g) of the Code, as adjusted. Savings Contributions shall become effective no later than 30 days after receipt by the Plan Administrator of the Participant's election (but not prior to his becoming a Participant) and shall remain in effect until changed or cancelled. The Plan Administrator may, on a uniform and nondiscriminatory basis, reduce the rate of Savings Contributions by Participants who are Highly Compensated Employees to facilitate the Plan's satisfaction of the actual deferral percentage test under
Section  401(k)(3) of the Code.

5.3 AFTER-TAX CONTRIBUTIONS.

Beginning on and after July 1, 1998, each Participant may elect to make After-Tax Contributions to the Plan for any Plan Year through payroll deduction by a whole percentage of from 1% to 10% of Basic Compensation, which amount, when deducted, may be rounded down to the nearest whole dollar; provided, however, that the aggregate maximum percentage of Basic Compensation which may be contributed by a Participant to the Plan for any Plan Year as Savings Contributions and After-Tax Contributions shall not exceed 12% of such Participant's Basic Compensation. Elections under this Section 5.3 shall be processed no later than 30 days after receipt by the Plan Administrator of the Participant's election (but not prior to his becoming a Participant), shall become effective as of the following Pay Period and shall remain in effect until changed or cancelled. The Plan Administrator may, on a uniform and nondiscriminatory basis, reduce the rate of After-Tax Contributions made by Participants who are Highly Compensated Employees to facilitate the Plan's satisfaction of the actual contribution percentage test under Section 401(m) of the Code.

5.4 ROLLOVER CONTRIBUTIONS.

Any Participant who the Plan Administrator determines has received a qualifying distribution under Section 402 and/or 408 of the Code, as applicable, from any other plan qualified under Section 401(a) of the Code or from an individual retirement account may have all or part of such distribution transferred as a Rollover Contribution to a Rollover Contribution Account established in the name of the Participant for that purpose. Funds may also be directly transferred to this Plan from another qualified trust; such direct transfers shall also be treated as Rollover Contributions.

5.5 INCREASES AND DECREASES OF  PARTICIPANT CONTRIBUTIONS.

A Participant may change the amount of his Participant Contributions by notice to the Plan Administrator or Plan recordkeeper. Such notice shall be processed as soon as practicable and generally not later than 30 days after the Plan Administrator's receipt thereof. The change shall thereafter be effective as of the next following Pay Period.

5.6 SUSPENSIONS OF PARTICIPANT  CONTRIBUTIONS.

A Participant may suspend Participant Contributions by notice to the Plan Administrator or Plan recordkeeper. Such notice shall be processed as soon as practicable and generally not later than 30 days after the Plan Administrator's receipt thereof. The change shall thereafter be effective as of the next following Pay Period. Any such suspension shall continue to be effective until Participant Contributions are again authorized by the Participant.

5.7 PAYMENT OF PARTICIPANT  CONTRIBUTIONS.

As soon as practicable following the end of each Pay Period and in all events no later than the 15th day of the month following the month in which the Pay Period ends, the Company shall pay to the Trustee the aggregate amount of Participant Contributions for such Pay Period.

                     ARTICLE 6 - ALLOCATION OF CONTRIBUTIONS

6.1  ALLOCATION OF PROFIT SHARING CONTRIBUTIONS.

     (a) Each operating company, subsidiary or division within the Company whose Employees participate in the Plan may establish a different target level of Profit Sharing Contributions, and Profit Sharing Contributions shall be allocated to the Profit Sharing Contribution Account of an eligible Participant in the proportion that the eligible Participant's Annual Earnings bears to the total Annual Earnings of all eligible Participants who perform services for that operating company. If the operating companies, subsidiaries or divisions within the Company do not establish different target levels of Profit Sharing Contributions, then the Profit Sharing Contribution of the Company shall be allocated to the Profit Sharing Contribution Account of an eligible Participant in the proportion that the eligible Participant's Annual Earnings bears to the total Annual Earnings of all eligible Participants. For purposes of receiving a Profit Sharing Contribution, a Participant shall be an "eligible Participant" only if he was (i) an Employee on the last business day of the Company in such Plan Year or (ii) an Employee whose employment with the Company terminated during such Plan Year as a result of his Retirement, Disability or death.

6.2  ALLOCATION OF MATCHING CONTRIBUTIONS.

The Matching Contributions made each Plan Year by the Company shall be allocated to the Matching Contribution Account of each Participant who (a) elected to have Savings Contributions made to the Plan for such Plan Year on his behalf by the Company and/or (b) made After-Tax Contributions to the Plan during such Plan Year.

6.3  ALLOCATION  OF QUALIFIED NON-ELECTIVE CONTRIBUTIONS.

The Qualified Non-Elective Contributions made for a Plan Year by the Company shall be allocated among the Qualified Non-Elective Contribution Accounts of each eligible Participant in the proportion that the eligible Participant's Annual Earnings bears to the total Annual Earnings of all eligible Participants. For this purpose, a Participant shall be an "eligible Participant" only if he was (a) not a Highly Compensated Employee and (b) an Employee on the last business day of the Company in such Plan Year or who Retired, became Disabled or died during such Plan Year. Qualified Non-Elective Contributions shall be allocated on behalf of eligible Participants without regard to whether they make Savings or After-Tax contributions for the Plan Year.

6.4 ALLOCATION OF SAVINGS CONTRIBUTIONS.

The Savings Contributions made each Plan Year by the Company shall be allocated to the Savings Contribution Account of each Participant who elected to have Savings Contributions made to the Plan for such Plan Year on his behalf by the Company.

6.5 ALLOCATION OF AFTER-TAX  CONTRIBUTIONS.

The respective After-Tax Contributions made each Plan Year by Participants shall be allocated to their respective After-Tax Contribution Accounts.

6.6 MAXIMUM ALLOCATION.

The maximum allocation of Contributions under the Plan (other than Rollover Contributions) to the Account of any Participant shall not exceed the limitations under Section 415 of the Code. If such limitation is exceeded for any of the reasons described under Section 1.415-6(b)(6) of the Treasury Regulations, such excess shall be treated as forfeitures pursuant to Sections
10.4 and 16.9 of the Plan.

For purposes of this Section 6.6, the following terms are hereby defined:

     (a) "Annual Addition" means, with respect to any Defined Contribution Plan, the aggregate of:

          (i) the amount of the participant's contributions (other than rollover contributions and plan-to-plan transfers); and

          (ii) the aggregate employer contributions (including salary deferral contributions) and forfeitures allocated to the participant's accounts for the applicable limitation year.

          (b)   "Limitation   Year"  means  the  calendar   year.

          (c) "Defined Contribution Plan" means any tax-qualified retirement plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to such account and any income, expense, gains and losses, and forfeitures of accounts of other participants which may be allocated to such account.

     In no event may a Participant's Annual Additions under the Plan and all Defined Contribution Plans required to be aggregated with the Plan pursuant to Section 415 of the Code, exceed the lesser of (1) $30,000 (or such greater amount as shall be prescribed by the Secretary of the Treasury as of the first day of the applicable Limitation Year), or (2) 25% of the Participant's "compensation" (as defined in Section 415(c)(3) of the Code) from the Company and from all affiliated employers described in Section 415(h) of the Code during the Limitation Year.

     In any Limitation Year in which a Participant  would  otherwise  exceed the
     1.0 limitation described in Section 415(e) of the Code, his benefits shall be reduced by the Plan Administrator to the extent necessary so that the sum of his "defined benefit plan fraction" (as defined in Section 415(c)(2) of the Code) and his "defined contribution plan fraction" (as defined in
     Section 415(e)(3) of the Code) will not exceed 1.0, in the following order:

                       (i) After-Tax Contributions;

                       (ii) Profit Sharing Contributions;

                       (iii) Matching Contributions.

                    ARTICLE 7 - LIMITATIONS ON CONTRIBUTIONS

7.1  COMPANY CONTRIBUTIONS CONDITIONED ON THEIR DEDUCTIBILITY.

No contribution to be made by the Company under the Plan shall be made for any Plan Year in excess of the amount which is deductible by the Company under
Section 404 of the Code and all Company contributions are expressly declared to be conditioned on their deductibility by the Company under Section 404 of the Code.

7.2 NONDISCRIMINATION  REQUIREMENTS FOR SAVINGS CONTRIBUTIONS.

Notwithstanding any other provision of the Plan to the contrary, salary reduction agreements in effect between the Company and any Participant or Participants may be limited, revoked or amended by the Plan Administrator as may be necessary to prevent the Plan from failing to comply with the requirements under Section 401(k)(3), Section 401(m) or Section 415 of the Code or to ensure that the Company's Contributions to the Plan will be deductible by the Company for income tax purposes.

For each Plan Year, Savings Contributions made under the Plan must satisfy one of the following tests:

     (a) The average of the percentages of Annual Earnings reduced pursuant to salary reduction agreements under the Plan for Employees eligible to participate in the Plan who are Highly Compensated Employees is not greater than such average for Employees eligible to participate in the Plan who are not Highly Compensated Employees, multiplied by 1.25; or

     (b) The average of the percentages of Annual Earnings reduced pursuant to salary reduction agreements under the Plan for Employees eligible to participate in the Plan who are Highly Compensated Employees is not greater than such average for all Employees eligible to participate in the Plan who are not Highly Compensated Employees, multiplied by 2 and is not more than 2 percentage points greater than such average for all Employees eligible to participate in the Plan who are not Highly Compensated Employees.

For purposes of the above test, any other tax-qualified plan maintained by the Company which offers pre-tax salary reduction to Participants therein and which is aggregated with this Plan to satisfy the nondiscrimination or participation requirements of Section 401(a)(4) and/or 410(b) of the Code shall be regarded as part of this Plan and eligible employees under any such plan shall be regarded as eligible Employees under this Plan.

For purposes of the above test, for Plan Years beginning prior to January 1, 1997, the family aggregation rules of Section 414(q)(6) of the Code shall apply. Where the family aggregation rules are applicable, the family group shall be treated as a single Employee who is a Highly Compensated Employee and the average of the percentages of Annual Earnings reduced pursuant to salary reduction agreements under the Plan for the family members shall be the greater of:

          (i) Such averages determined by aggregating the Annual Earnings and Savings Contributions of all eligible family members who are Highly Compensated Employees without regard to family aggregation; and

          (ii) Such averages determined by aggregating the Annual Earnings and Savings Contributions of all eligible family members.

7.3 CORRECTION OF EXCESS CONTRIBUTIONS.

Notwithstanding any other provision of the Plan to the contrary, "Excess Contributions" (as hereinafter defined), reduced by the amount of any "Excess Savings Contributions" (as defined in Section 7.4) previously distributed pursuant to Section 7.4 plus any income and less any losses allocable thereto, shall be distributed no later than the last day of any Plan Year to Participants to whose Savings Contribution Accounts such Excess Contributions were allocated for the preceding Plan Year. Such distributions shall be made to Participants who are Highly Compensated Employees (and their family members, as applicable) on the basis of the respective portions of the Excess Contributions attributable to each of such Participants (and their family members, as applicable). Excess Contributions, including any amounts recharacterized, shall be treated as "Annual Additions" under the Plan for purposes of Section 6.6(a). Excess Contributions shall be adjusted for any income or loss to the date of distribution. The income or loss allocable to Excess Contributions shall be the sum of (a) income or loss applicable to the Participant's Savings Contribution Account for the Plan Year multiplied by a fraction, the numerator of which shall be such Participant's Excess Contributions for the Plan Year and the denominator of which shall be the Participant's Savings Contribution Account balance attributable to Savings Contributions without regard to any income or loss occurring during such Plan Year, and (b) 10% of the amount determined under clause (a) above, multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

For purposes of this Section 7.3, the term "Excess Contributions" shall mean, with respect to any Plan Year, the excess of (i) the aggregate amount of Savings Contributions for such Plan Year, over (ii) the maximum amount of Savings Contributions permitted by the test set forth in the second paragraph of

Section 7.2, determined for Plan Years beginning prior to January 1, 1997 by reducing Savings Contributions made on behalf of Participants who are Highly Compensated Employees in the order of whose average percentages of Annual Earnings so reduced was greatest, and determined for Plan Years beginning on or after January 1, 1997 by reducing Savings Contributions made on behalf of Participants who are Highly Compensated Employees in the order of whose Annual Earnings were highest (without regard to any limitations imposed by Code section 401(a)(17)). In lieu of distributing Excess Contributions, the Plan Administrator may on a uniform basis permit Participants to elect to treat their Excess Contributions, reduced by the amount of any Excess Savings Contributions previously distributed pursuant to Section 7.4, as having been distributed to them and then recontributed by them to the Plan. Any such recharacterized amounts shall be nonforfeitable and subject to the same distribution requirements as Savings Contributions. Any such recharacterization shall occur no later than 2-1/2 months after the last day of the Plan Year in which such Excess Contributions arose.

7.4 CORRECTION OF EXCESS SAVINGS  CONTRIBUTIONS.

A Participant may assign to the Plan any "Excess Savings Contributions" (as hereinafter defined) made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 of his following taxable year of the amount of the Excess Savings Contributions to be assigned to the Plan. A Participant shall be deemed to notify the Plan Administrator of any Excess Savings Contributions that arise by taking into account solely those Savings Contributions made to this Plan and to any other plans maintained by the Company. Notwithstanding any other provision of the Plan, Excess Savings Contributions, plus any income and less any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Savings Contribution Account Excess Savings Contributions were assigned for the preceding taxable year of the Participant and who claims Excess Savings Contributions for such taxable year. The income or loss allocable to Excess Savings Contributions is the sum of (i) income or loss allocable to the Participant's Savings Contribution Account for the taxable year multiplied by a fraction, the numerator of which shall be such Participant's Excess Savings Contributions for the taxable year of the Participant and the denominator of which shall be the Participant's Savings Contribution Account balance attributable to Savings Contributions without regard to any income or loss occurring during such taxable year, and (ii) 10% of the amount determined under clause (i), multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

For purposes of this Section 7.4, the term "Excess Savings Contributions" shall mean those Savings Contributions that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Savings Contributions for a taxable year exceed the dollar limitation in effect under said Section 402(g). Excess Savings Contributions shall be treated as "Annual Additions" under the Plan for purposes of Section 6.6(a), unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

7.5 NONDISCRIMINATION REQUIREMENTS FOR MATCHING CONTRIBUTIONS AND AFTER-TAX CONTRIBUTIONS.

Notwithstanding any other provision of the Plan to the contrary, no After-Tax Contributions shall be permitted by, nor Matching Contributions shall be allocated to the Matching Contribution Account of, a Participant who is a Highly Compensated Employee to the extent such After-Tax Contribution and/or allocation might cause the Plan to fail to meet the nondiscrimination standards set forth in Section 401(m) of the Code. For each Plan Year, Matching Contributions and After-Tax Contributions made under the Plan must satisfy one of the following tests:

     (a) The average of the percentages of After-Tax Contributions made by, and Matching Contributions allocated to, Employees eligible to participate in the Plan who are Highly Compensated Employees for such Plan Year is not greater than such average for Employees eligible to participate in the Plan who are not Highly Compensated Employees, multiplied by 1.25; or

     b) The average of the percentages of After-Tax Contributions made by, and Matching Contributions allocated to, Employees eligible to participate in the Plan who are Highly Compensated Employees for such Plan Year is not greater than such average for all Employees eligible to participate in the Plan who are not Highly Compensated Employees, multiplied by 2 and is not more than 2 percentage points greater than such average for all Employees eligible to participate in the Plan who are not Highly Compensated Employees.

For purposes of the foregoing, any plan of an affiliated company which provides for company matching contributions, employee contributions or pre-tax salary reduction contributions and which is used to satisfy the nondiscrimination or participation requirements of the Code as to the Plan shall be regarded as part of the Plan and eligible employees under any such plan shall be regarded as eligible Employees under this Plan.

Notwithstanding any other provision of the Plan, "Excess Aggregate Contributions" (as hereinafter defined), plus any income and less any losses allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of any Plan Year to Participants to whose After-Tax Contribution Accounts and/or Matching Contribution Accounts such "Excess Aggregate Contributions" were allocated for the preceding Plan Year.

Such distributions shall be made to, or such forfeitures shall reduce the After-Tax Contribution Accounts and/or Matching Contribution Accounts of, Employees eligible to participate in the Plan (and their family members, as applicable) who are Highly Compensated Employees on the basis of the respective portions of the "Excess Aggregate Contributions" attributable to each of such Employees (and their family members, as applicable). "Excess Aggregate Contributions" shall be adjusted for any income or loss up to the date of forfeiture or distribution. The income or loss allocable to "Excess Aggregate Contributions" shall be the sum of: (i) income or loss applicable to the Participant's After-Tax Contribution Account and Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which shall be such Participant's "Excess Aggregate Contributions" for the Plan Year and the denominator of which shall be the Participant's After-Tax Contribution Accounts and/or Matching Contribution Account balance attributable to After-Tax Contributions and Matching Contributions without regard to any income or loss occurring during such Plan Year, and (ii) 10% of the amount determined under clause (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of forfeiture or distribution if forfeiture or distribution occurs after the fifteenth day of such month. For purposes of this Section 7.5, the term "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of (A) the aggregate amount of After-Tax Contributions and Matching Contributions for such Plan Year over (B) the maximum amount of such Contributions and contributions permitted by the test set forth in the second sentence of this Section 7.5 determined by reducing such Contributions and contributions made by or on behalf of Participants who are Highly Compensated Employees in the order of whose average percentages of After-Tax Contributions and Matching Contributions was greatest.

7.6  AGGREGATE  NONDISCRIMINATION  REQUIREMENT.

Notwithstanding the provisions of Section 7.2 and Section 7.5, in no event shall the sum of the percentages computed for the Employees who are Highly Compensated Employees, pursuant to the second paragraph of Section 7.2 and the second sentence of Section 7.5, exceed the "aggregate limit" provided in Section 401(m)(9) of the Code and the Treasury Regulations issued thereunder. In the event such "aggregate limit" is exceeded for any Plan Year, such percentages of such Participants shall be reduced to the extent necessary to satisfy such limit in accordance with the same procedure as is set forth in Section 7.5 with regard to Excess Aggregate Contributions.

                     ARTICLE 8 - INVESTMENT OF CONTRIBUTIONS

8.1 INVESTMENT OF MATCHING CONTRIBUTIONS.

Beginning on and after July 1, 1998, all Matching Contributions shall be invested in the Orion Common Stock Fund.

8.2 INVESTMENT OF ALL CONTRIBUTIONS OTHER THAN MATCHING CONTRIBUTIONS.

All Contributions other than Matching Contributions made or allocated to a Participant's Account on and after July 1, 1998 shall be invested in 1% increments in the Investment Fund or among the Investment Funds selected by such Participant. Each Participant shall be required to designate, in the manner required by the Plan Administrator, the Investment Fund(s) in which the Participant elects to have his Contributions (other than Matching Contributions made on his behalf, if any) invested.

8.3 CHANGES IN FUTURE  ALLOCATIONS  TO INVESTMENT FUNDS.

A Participant may change the Investment Funds in which Contributions to his Account (other than his Matching Contribution Account) shall be invested, effective as of any following Valuation Date.

8.4 REALLOCATION OF EXISTING ACCOUNT BALANCE.

A Participant may reallocate his existing Account balances (other than that portion, if any, of his Matching Contributions Account invested in the Orion Common Stock Fund) among the Investment Funds on any Valuation Date. Such reallocation shall be effective as soon as practicable and in no event later than 30 days after the Participant's reallocation request has been duly made. Notwithstanding the foregoing, a Participant who has attained age 55 and who is 100% vested in his Account may make a one-time election to reallocate all or any portion of his Account invested in the Orion Common Stock Fund among the other Investment Funds. Such reallocation shall be effective as soon as practicable and in no event later than 30 days after the Participant's reallocation request has been duly made. Further, as of the first day of each Plan Year, a Participant may reallocate in 1% increments up to 30% of his vested interest in the Orion Common Stock Fund among any of the other Investment Funds.

8.5 ADDITIONAL RULES AND PROCEDURES.

Notwithstanding any other Section of this Article 8, the Plan Administrator may establish such rules and procedures regarding the investment of Contributions that it deems necessary or advisable to prevent a violation of Section 4975 of the Code or Section 406 of ERISA, including, but not limited to, placing limits or restrictions on the amount of Contributions that may be invested in the Orion Common Stock Fund; provided, however, that any such rules or procedures shall be applied in a uniform and nondiscriminatory manner.

                       ARTICLE 9 - PARTICIPANTS' ACCOUNTS

9.1 MAINTENANCE OF PARTICIPANTS' ACCOUNTS.

Each Participant shall have Accounts established to which Contributions shall be credited and which shall be revalued as of each Valuation Date based on the number of units in each Investment Fund as of such Valuation Date and the value of each unit on that Date.

9.2 COMPANY STOCK - VOTING AND CONSENTS.

Company Stock held by the Trustee shall be voted at each meeting of the stockholders of the Company, and written consents of stockholders to Company action shall be given, as directed by the Participant to whose Account units of such Stock are credited as of the Valuation Date immediately preceding the record date. The Company shall cause each Participant to be provided with a copy of the notice of each stockholder meeting or other document soliciting written stockholder consent and the proxy statement relating to such meeting or consent, together with an appropriate form for the Participant to indicate his voting or consent instructions. If instructions are not timely received by the Trustee with respect to the voting of any Company Stock and with respect to any Company Stock held by the Trustee on a record date and not allocated to the Accounts of Participants as of the Valuation Date preceding the record date, the Trustee shall vote such Stock or give consents in respect of it in the same proportions as the Trustee was instructed to vote or give such consents with respect to the shares of Company Stock for which it received instructions.

9.3 COMPANY STOCK - TENDER  OFFERS.

In the event that any person shall lawfully offer to purchase by means of a tender offer all or any part of the Company Stock, then each Participant shall, with respect to the shares of Company Stock credited to his Account as of the Valuation Date immediately preceding the date of such tender offer, have the right to instruct the Trustee to tender such shares. If no instructions are timely received by the Trustee, such Company Stock shall not be tendered by the Trustee except to the extent such inaction by the Trustee would constitute a violation of ERISA.

                      ARTICLE 10 - VESTING OF CONTRIBUTIONS

10.1 VESTING OF PARTICIPANT CONTRIBUTIONS, QUALIFIED NON-ELECTIVE CONTRIBUTIONS AND RETIREMENT CONTRIBUTIONS.

A Participant  shall at all times be 100% vested in all amounts to the credit of
(a) his Accounts attributable to Participant Contributions and the earnings thereon and (b) his Qualified Non-Elective Contribution Account and the earnings thereon.

10.2  VESTING OF MATCHING  CONTRIBUTIONS  AND PROFIT  SHARING  CONTRIBUTIONS.

A Participant shall become vested in the amount to the credit of his Matching Contribution Account and his Profit Sharing Contribution Account, and the earnings thereon, in accordance with the following schedule:

          COMPLETED YEARS OF
              SERVICE                          VESTED PERCENTAGE
                  ess than 1                            0%
                           1                           10%
                           2                           40%
                           3                           55%
                           4                           70%
                           5                           85%
                           6 or more                  100%


Notwithstanding the foregoing, a Participant who had an accrued benefit under the Unisun Plan of the date of the merger of the Unisun Plan into the Plan shall be fully vested in those amounts as of the date on which the Unisun Plan is merged into the Plan.

10.3 VESTING OF MATCHING CONTRIBUTIONS AND PROFIT SHARING CONTRIBUTIONS UPON DISABILITY, DEATH OR ATTAINMENT OF AGE 65 WHILE EMPLOYED BY THE COMPANY.

Notwithstanding Section 10.2, a Participant shall automatically become 100% vested in the amount to the credit of his Matching Contribution Account and his Profit Sharing Contribution Account, and the earnings thereon, upon the occurrence of one of the following: his (a) Retirement, (b) Disability, (c) death or (d) the later of his (i) attainment of age 65 or (ii) completion of 5 years of participation in the Plan.

10.4  FORFEITURES  AND  RESTORATION  OF  ACCOUNT  BALANCES.

A Participant who terminates his employment with the Company other than by his Retirement, Disability, death or after the later of his (i) having attained age 65, or (ii) completion of 5 years of participation in the Plan, shall forfeit all non-vested portions of his Matching Contribution Account and Profit Sharing Contribution Account as of the Participant's Severance Date. If such Participant resumes employment with the Company prior to having incurred 5 consecutive One-Year Breaks-in-Service, any amount previously forfeited (unadjusted for gains and losses) shall be restored as of the date of reemployment. All forfeitures  during  the  Plan  Year  shall  be  used  to  reduce  the  Matching
Contributions and Profit Sharing Contributions required of the Company; provided, however, in the event of the termination of the Plan, any forfeitures not previously so applied shall be credited ratably to the Accounts of all Participants at the time of termination.

10.5 CHANGE IN VESTING  SCHEDULE.

If the Plan's vesting schedule is amended in any way that affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from the top-heavy vesting schedule set forth under Section 18.5(a), each Participant with at least 3 Years of Service may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. The period during which the election may be made shall end on the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the amendment becomes effective, or (c) 60 days after the Participant is issued written notice of the amendment.

                         ARTICLE 11 - DISTRIBUTIONS FROM
              PARTICIPANTS' ACCOUNTS UPON TERMINATION OF EMPLOYMENT

11.1 LUMP SUM PAYMENTS.

     As soon as practicable after a Participant's termination of employment with the Company, and except as required in Section 11.2 or as elected by the Participant in Sections 11.3 and 11.4, the Company Stock and cash credited to his Account shall be distributed to the Participant in accordance with this
Article 11 as follows:

     (a) Retirement, Disability or Death. In the event of a Participant's Retirement or Disability there shall be distributed to the Participant or, in the case of his death to his Beneficiaries, in a lump sum distribution:

          (i) As to such portion of his Account invested in the Orion Common Stock Fund, at the Participant's election, either (A) the number of whole shares of Company Stock credited to his Account, together with cash in an amount equal to the then market value of any fractional share, or (B) cash in an amount equal to such whole and fractional shares; and

          (ii) As to such portion of his Account invested in the Investment Funds other than the Orion Common Stock Fund, cash, representing the then market value of the Participant's Account invested in such Investment Fund(s).

     (b) Other Reasons. In the event of a Participant's termination of employment with the Company other than as a result of his Retirement, Disability or death, there shall be distributed to the Participant in a lump sum distribution, to the extent of his vested interest in his Accounts in accordance with the provisions of Article 10:

          (i) As to such portion of his Account invested in the Orion Common Stock Fund, at the Participant's election, either (A) the number of whole shares of Company Stock credited to his Account to the extent vested, together with cash in an amount equal to the then market value of any fractional share, or (B) cash in an amount equal to such whole and fractional shares; and

          (ii) As to such portion of his Account invested in the Investment Funds other than the Orion Common Stock Fund, cash, representing the then market value of the Participant's Account invested in such Investment Fund(s).

11.2 QUALIFIED JOINT AND SURVIVOR ANNUITY AND QUALIFIED  PRERETIREMENT  SURVIVOR
ANNUITY: IRP PLAN ACCOUNTS ONLY.

     (a) Qualified Joint and Survivor Annuity. Notwithstanding section 11.1(a) and (b) above, unless the Participant has no Spouse or has made a "qualified election" during the "election period" (each as defined in Section 11.2(c)), with respect only to amounts in a Participant's IRP Plan Account, as the normal form of Plan benefit, the Plan Administrator shall direct the Trustee to use the Participant's vested IRP Plan Account balance to purchase on behalf of the Participant and his Spouse, an annuity from an insurance company selected by the Committee, which annuity shall provide a benefit to commence when the
Participant attains age 65 which shall be the actuarial equivalent of the Participant's vested Account balance, calculated using an interest rate and mortality table selected by the Plan Administrator for this purpose on a uniform basis for all such Participants. Such annuity (a "qualified joint and survivor annuity") shall provide for a reduced monthly retirement benefit payable to the Participant for his life and continuing after his death to his surviving Spouse, if any, for the Spouse's life, at the rate of 50% of the monthly amount which was payable to the Participant while he was alive.

     (b)  Qualified   Preretirement  Survivor  Annuity.  Upon  the  death  of  a
Participant (i) who has a vested interest in any portion of his IRP Plan Account, (ii) who has a Spouse on the date of his death and (iii) to whom no benefits have been paid from the Plan as of the date of his death, the Plan Administrator shall (unless the Spouse elects to receive one of the optional forms of payment under Section 11.3) direct the Trustee to use the Participant's IRP Account balance to purchase on behalf of such Participant's surviving Spouse, an annuity from an insurance company selected by the Committee. Such annuity (a "qualified preretirement survivor annuity") shall provide the Participant's Spouse with monthly payments for her life, which shall be the actuarial equivalent (determined using the interest and mortality table selected by the Plan Administrator for this purpose on a uniform basis) of the Participant's Account balance, and the payment of which shall commence within a reasonable time after the Participant's death.

A Participant may waive the qualified preretirement survivor annuity form of benefit under rules similar to those found in Section 11.2(c)(ii) (except with regard to subsection (C) thereof); provided, however, that any waiver made prior to the Plan Year in which the Participant attains age 35 shall become invalid at the beginning of such Plan Year unless confirmed by a subsequent waiver. A Participant may revoke any waiver of the qualified preretirement survivor annuity form of benefit at any time.

(c) ELECTION  REQUIREMENTS

     (i) Definition of Election Period. The 90-day period ending on the Participant's Annuity Starting Date.

     (ii) Definition of Qualified Election. A written election by a Participant who has a Spouse to waive the otherwise normal qualified joint and survivor annuity form of benefit. Any such election to waive the qualified joint and survivor annuity form of benefit shall not be pursuant to a "qualified election" unless (A) the Participant's Spouse consents in writing to the election; (B) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse in writing expressly permits designations by the Participant without any further spousal consent); (C) the Participant's election designates the form of benefit payment elected by the Participant (which form may not be changed without spousal consent unless the Spouse in writing expressly permits other benefit form elections by the Participant without any requirement for further spousal consent); (D) the Spouse's consent acknowledges the effect of the election; and (E) the Spouse's consent is witnessed by a Plan representative or notary public. If it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, the Participant's written election to waive the qualified joint and survivor annuity shall be deemed to be a "qualified election."

Any consent by a Spouse obtained pursuant to a "qualified election" (or establishment that spousal consent cannot be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and/or a specific form of benefit, as applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received the notice provided for in Section 11.5(a).

     (iii) No Chances After Election Period. No change may be made to any elected benefit option or to the automatic normal form of benefit, as
applicable,       after      the      Election       Period      has      ended.

11.3 OPTIONAL  FORMS OF PAYMENT.

In lieu of the automatic form of benefit described in Sections 11.1 and 11.2 (for Participants who have vested IRP Plan Accounts and who have a Spouse), and if applicable, subject to the requirements of Section 11.2, a Participant who so elects may receive the vested portion of his Account balance under any of the following options, each of which shall be the actuarial equivalent of the Participant's vested Account balance:

     (a) The "Single Life Option," under which the Participant's benefit shall consist of unreduced monthly payments which shall continue for the life of the Participant, with no further benefits payable after his death;

     (b) The "Contingent Annuitant Option," under which the Participant shall receive a reduced monthly benefit for his life, and if his designated contingent annuitant survives the Participant's death, a monthly survivor annuity shall be payable for the life of such contingent annuitant which is equal to 100%, 75%, 66-2/3% or 50%, as the Participant elects, of the monthly benefit payable to the Participant during his life;

     (c) The "Equal Installments Option," under which the Participant shall receive equal monthly, quarterly, semi-annual or annual payments (the frequency as elected by the Participant) either (A) in an amount selected by the Participant over a time not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Beneficiary; or (B) not to exceed 10 years (paid at such intervals as elected by the Participant), with any unpaid amounts as of the date of the Participant's death being continued to the Participant's Beneficiary until a total of 10 years of payments have been made(the period as elected by the Participant); or

     (d) The "Lump Sum Option," under which the Participant shall receive his entire benefit in a single sum payment.

     (e) Participants shall be entitled to elect to defer the commencement of their benefits under this Section 11.3 to any date selected thereby, subject to the applicable requirements of Sections 11.6 and 11.8. Participants making such a deferral election shall be entitled to request one partial withdrawal each Plan Year, and any payment option under Section 11.1, 11.2 or 11.3 may be elected at any time. Participants making said deferral election shall not be eligible to make Participant Contributions, receive Company Contributions, or receive loans from the Plan.

11.4 Consent  Requirements.

Notwithstanding any other provision of the Plan to the contrary, if the amount to the credit of a Participant's Account exceeds (or at the time of any prior Plan distribution exceeded) $3,500 for Plan Years beginning prior to January 1, 1998 or $5,000 for Plan Years beginning on and after January 1, 1998 and becomes distributable to him on an immediate lump sum basis pursuant to any provision of this Article 11, no such distribution shall be made to him unless he consents in writing to the distribution pursuant to election forms and notices provided by the Plan Administrator no more than 90 days and no less than 30 days prior to the anticipated date of the Participant's distribution, as required by Section
1.411 (a)-11 (e) of the Treasury Regulations. The failure of a Participant to provide such consent shall be deemed to be an election by him to have the balance to the credit of his Account, as of the Valuation Date coinciding with or next following the earliest of the date on which he provides such consent or on which he attains age 65 or on which the Plan Administrator receives notice of his death, to the extent not forfeited, distributed in a lump sum to him or to his designated Beneficiary if he is not living as soon thereafter as practicable; provided, however, if the Participant has a Spouse on the date of his death, his surviving Spouse shall be considered to be his designated Beneficiary unless such Spouse has consented to the Participant's designation of another Beneficiary pursuant to requirements identical to those contained in
Section 11.2(e)(ii). For purposes of this Section 11.4, any election by a Participant to receive an optional form of benefit under Section 11.3 (with any required spousal consent, as applicable) shall be deemed to be his consent to receive such benefit. Failure to give the requisite consent hereunder shall also be deemed to be an election by the Participant to defer the commencement of his benefit pursuant to Section 11.3(d).

11.5 Notice Requirements.

In the case of a qualified joint and survivor annuity described in Section 11.2(a), during the "notice period" (as defined below) the Plan Administrator shall provide each Participant with a written explanation of: (a) the terms and conditions of the qualified joint and survivor annuity form of benefit; (b) the Participant's right to waive the qualified joint and survivor annuity form of benefit and the financial consequences thereof; (c) for notices required to be provided after December 31, 1988, the relative values of the various optional forms of benefit under Section 11.3; (d) the rights of the Participant's Spouse regarding a waiver by the Participant of the qualified joint and survivor form of benefit; and (e) the right of the Participant to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity form of benefit and the financial consequences thereof.

For purposes of the immediately preceding paragraph, the term "notice period" shall mean in the case of Plan benefits commencing (i) after December 31, 1988, the 60-day period ending on the Participant's Annuity Starting Date, and (ii) before January 1, 1989, the 90-day period ending on the Participant's Annuity Starting Date.

11.6 Payment of Benefits.

Other provisions of this Article 11 notwithstanding, the payment of benefits under the Plan to a Participant shall not, unless the Participant elects otherwise, begin later than the 60th day after the close of the Plan Year in which occurs the latest of:

     (a) The  Participant's  attainment of age 65;

     (b) The tenth anniversary of the date on which the Participant commenced participation in the Plan; or

     (c) The  Participant's  termination  of employment  with the Company.

11.7  Distributions  Upon  Participant's  Death.

     (a) If a Participant who is currently receiving Plan benefits in the form of periodic payments pursuant to Section 11.3 dies before his entire Account balance has been distributed to him, any remaining amounts credited to his Account must be distributed to his Beneficiary at least as rapidly as under the method of distribution in effect for his Account prior to his death.

     (b) If a Participant dies prior to the commencement of his Plan benefits, the entire Account balance must be distributed to his Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death (the "5-Year Rule"); provided, however, that subject to the optional forms of benefit under Section 11.3, the 5-Year Rule shall not be applicable to the extent that an election otherwise permissible under the Plan is made by the Participant's Beneficiary to receive distributions in accordance with clause (i) or (ii), as follows:

          (i) If any portion of a Participant's Account balance is payable to the Participant's Beneficiary and such Beneficiary is not the Participant's spouse, distributions may be made for the lifetime of such Beneficiary or for a period not greater than the Beneficiary's life expectancy (calculated using the expected return multiples contained in the applicable tables under Treasury Regulation Section 1.72-9), in either case, commencing on or before December 31 of the calendar year next following the calendar year in which the Participant died; or

          ii) If any portion of the Participant's Account balance is payable to the Participant's Beneficiary and such Beneficiary is the Participant's spouse, distributions may be made for the lifetime of such Beneficiary or for a period not greater than the Beneficiary's life expectancy (calculated using the expected return multiples contained in the applicable tables under Treasury Regulation Section 1.72-9), in either case, commencing on or before the later of (A) December 31 of the calendar year in which the Participant died, or (B) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

11.8 In-Service  Required  Distributions.

     (a) For Plan Years beginning prior to January 1, 1997, if a Participant who had not attained age 70-1/2 before January 1, 1988 is still an Employee as of the April 1 following the calendar year in which he attained age 70-1/2 and he is not a Five Percent Owner, distribution of the balance to the credit of his Account must commence by such April 1, pursuant to the provisions of paragraph
(b) of this Section 11.8. If a Participant who had attained age 70-1/2 before January 1, 1988 is still an Employee as of the April 1 following the calendar year in which he attained age 70-1/2 and he is a Five Percent Owner, distribution of the balance to the credit of his Account must commence by the later of (i) such April 1 or (ii) the earlier of the April 1 of the calendar year (A) with or within which ends the Plan Year in which he becomes a Five Percent Owner, or (B) in which he retires. For Plan Years beginning on and after January 1, 1997, distribution of the balance to the credit of a Participant's account where the Participant is not a Five Percent Owner must commence by the April 1 following the calendar year in which he both (i) attained age 70-1/2 and
(ii)  terminated  from service with the  Company.

     (b) The minimum  distribution  required under paragraph (a) of this Section
11.8 shall be equal to an amount determined by dividing the balance to the credit of the Participant's Account as of the then most recent Valuation Date by whichever of the following life expectancies is selected by the Participant:

          (i)  The   Participant's   life   expectancy;   or

          (ii) (A) If the Participant's Beneficiary is his spouse, the joint life and last survivor expectancy of the Participant and his spouse, or (B) if the Participant's Beneficiary is not his spouse, the life expectancy determined using the applicable table contained in Treasury Regulation
     Section 1.79-9.

Notwithstanding the foregoing, the aforementioned life expectancies may be recalculated pursuant to applicable Treasury Regulations.

     (c) The commencement of a Participant's minimum required distributions under paragraph (a) of this Section 11.8 shall not affect his ability to make Participant Contributions under the Plan or to receive Company Contributions under the Plan.

     (d) Regardless of the form of payment, all benefit payments under the Plan shall comply with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder, and said provisions shall override any Plan provisions otherwise inconsistent therewith.

11.9 Distributions  Pursuant to QDROs.

Notwithstanding any other provision of the Plan to the contrary, Plan benefits awarded to an "alternate payee" (as defined in Section 414(p)(8) of the Code) under a "domestic relations order" (as defined in Section 414(p)(1)(B) of the
Code) determined by the Plan Administrator to be a "qualified domestic relations order" (as defined in Section 41 4(p)(1)(A) of the Code) may be distributed to the alternate payee at any time pursuant to the qualified domestic relations order without regard to any limitation in the Plan as to the time when such
benefits    would    otherwise   have   been    distributable.

11.10  Direct  Trustee-to-Trustee  Rollovers.

     (a) For purposes of this Section l1.10, the following terms shall have the following meanings:

          (i) Eligible Rollover Distribution. An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributed, except that an "eligible rollover distribution" does not include: (A) any distribution that is one of a series of substantially equal periodic payments (payable not less frequently than annually) made for the life (or life expectancy) of the distributed or the joint lives (or joint life expectancies) of the distributed and the distributee's designated beneficiary, or for a specified period of 10 years or more, (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (C) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to shares of Company Stock).

          (ii) Eligible Retirement Plan. An "eligible retirement plan" is (A) an individual retirement account described in Section 408(a) of the Code, (B) an individual retirement annuity described in Section 408(b) of the Code,
     (C) an annuity plan described in Section 403(a) of the Code, or (D) a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution. Notwithstanding anything contained herein to the contrary, in the case of an eligible rollover distribution to a Participant's surviving spouse, an "eligible retirement plan" is an individual retirement account or an individual retirement annuity only.

          (iii) Distributee. A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a "qualified domestic relations order" (as defined in
     Section  414(p) of the Code),  shall be  "distributees"  with regard to the
     interest       of      the       spouse       or       former       spouse.

          (iv) Direct Rollover.  A "direct rollover" is a payment by the Plan to
     the   eligible    retirement    plan   specified   by   the    distributed.

          (b) Notwithstanding anything to the contrary in the Plan, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributed in a direct rollover.

          (c) In the event the provisions of this Section 11.10 or any part hereof shall cease to be required by law as a result of subsequent legislation or otherwise, this Section 11.10 shall be ineffective without necessity of further amendment of the Plan.

                        ARTICLE 12 - HARDSHIP WITHDRAWALS

12.1 In General. E

xcept with respect to that portion of his Savings Contribution Account attributable to post-1988 investment earnings, in the event of financial hardship, a Participant may request that the Plan Administrator approve a hardship withdrawal of all or a portion of his Accounts. Hardship withdrawals by a Participant under this Article 12 shall be limited to 1 withdrawal during any Plan Year and shall be made only after the Participant files a written request with the Plan Administrator pursuant to such terms and conditions as the Plan Administrator may prescribe on a uniform and nondiscriminatory basis, including but not limited to those required by Section 12.4.

12.2  Hardship.

For purposes of this Article 12, a financial hardship is an immediate and heavy financial need of the Participant for which the Participant lacks other available resources (or where the hardship involves the Participant's spouse or dependents, for which the spouse or dependents also lack other available resources) to meet the financial need. For this purpose, the only financial needs which shall be considered to be immediate and heavy are as follows:

          (a) Deductible medical expenses (as described in Section 213(d) of the Code) incurred or necessary for the medical care of the Participant and/or his spouse, children and/or "dependents" (as defined in Section 152 of the Code);

          (b) Purchase of the Participant's principal residence (excluding mortgage payments);

          (c) Payment of tuition for the next 12 months of post-secondary education for the Participant and/or his spouse, children and "dependents" (as defined in Section 152 of the Code);

          (d) The need to prevent the eviction of the Participant from, or foreclosure on the mortgage on, the Participant's principal residence;

          (e) Such other expenses as may be announced for this purpose by the Commissioner of the Internal Revenue Service; and

          (f) such other expenses as may be approved by the Plan Administrator, in its sole discretion, on a uniform and nondiscriminatory basis.

12.3 Necessary to Satisfy Immediate and Heavy Need.

For purposes of this Article 12, a withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need of the Participant only if:

     (a) The amount of the withdrawal does not exceed the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated from the distribution;

     (b) The Participant has received all distributions, other than hardship distributions, and all nontaxable loans under all Company plans;

     (c) The Participant is prohibited from making elective contributions and employee contributions to the Plan and all other plans of deferred compensation maintained by the Company for at least 12 months after his receipt of the hardship withdrawal; and

     (d) The Participant is prohibited from making elective contributions to the Plan and all other plans of deferred compensation maintained by the Company for his taxable year immediately following the taxable year in which the hardship withdrawal occurred in excess of the amount determined by reducing the otherwise applicable limitation for such immediately following taxable year under Section 402(g) of the Code by the amount of the Participant's elective contributions for the taxable year in which the hardship withdrawal occurred.

All plans of deferred compensation maintained by the Company which provide for elective employee contributions shall give effect to paragraphs (c) and (d) of this Section 12.3.

12.4 Reliance on Participant  Representations.

In making its determination of whether or not a Participant's hardship withdrawal request satisfies the requirements of Sections 12.2 and 12.3, the Plan Administrator shall rely on the written representations of the Participant (unless the Plan Administrator shall have actual knowledge to the contrary ) provided by him on a form prescribed therefor by the Plan Administrator, that the Participant's need cannot reasonably be met:

     (a) Through reimbursement or compensation by insurance or otherwise;

     (b) By liquidation  of the  Participant's  assets;

     (c) By termination of a salary reduction agreement in effect between the Participant and the Company;

     (d) By other distributions, withdrawals or nontaxable loans from plans maintained by the Company; and/or (

     e) By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

12.5 Timing of Hardship  Withdrawals.

Hardship  withdrawal  requests  received  by the  Plan  Administrator  shall  be reviewed thereby as soon as practicable, generally within 30 days of their receipt. Upon approval of a hardship request by the Plan Administrator, the Plan Administrator shall direct the Trustee to distribute the approved amount from
the     Participant's     Account.

12.6 Distribution from Accounts.

An approved hardship withdrawal under this Article 12 shall be distributed from the Participant's Account in the following order:

     (a) The portion of the Participant's After-Tax Contribution Account attributable to his After-Tax Contributions which did not qualify for Matching Contributions, until exhausted; and then,

     (b) The portion of the Participant's After-Tax Contribution Account attributable to his After-Tax Contributions which qualified for Matching Contributions, until exhausted; and then,

     (c) The Participant's Voluntary Deductible Contribution Account, until exhausted; and then,

     (d) The  Participant's  Rollover  Contribution  Account;  and then,

     (e) The Participant's Profit Sharing Contribution Account, until exhausted; and then,

     (f) The Participant's Matching Contribution Account, until exhausted; and then,

     (g)  The  portion  of  the  Participant's   Savings   Contribution  Account
attributable  to  his  Savings   Contributions   which  qualified  for  Matching
Contributions,  until exhausted;  and then,

     (h)  The  portion  of  the  Participant's   Savings   Contribution  Account
attributable to his Savings Contributions which did not qualify for Matching Contributions.

     (i) The Participant's  Qualified  Non-Elective  Contribution Account.

In no event shall a Participant be entitled to a distribution from the Participant's IRP Plan Account, if any.

12.7  Continued  Eligibility  under Plan.

Except as otherwise set forth in this Article 12, a hardship withdrawal under this Article 12 shall not impair the eligibility of a Participant to continue his participation in the Plan nor shall it affect such Participant's rights and privileges with respect to his Account.

               ARTICLE 13 - OTHER PERMITTED IN-SERVICE WITHDRAWALS

13.1 Withdrawals at or After Age 59-1/2.

At any time after a Participant has attained the age of 59-1/2, such a Participant may request a withdrawal from his Account of any or all of the amount credited thereto; provided, however, that the portion of the Savings Contribution Account attributable to post-1988 investment earnings shall not be available for such a withdrawal.

13.2 Withdrawals  Prior to Age 59-1/2.

Any Participant may at any time effect a withdrawal from any or all of his After-Tax Contribution Account, Voluntary Deductible Contribution Account and/or Rollover Contribution Account (and any earnings thereon) by submitting the form prescribed therefor by the Plan Administrator. In addition, a Participant who was a participant in the Individual Retirement Plan of Viking Insurance Company of Wisconsin and who transferred amounts into this Plan may withdraw, solely from those transferred amounts, vested Matching Contributions 24 months or more after the date such contributions were made plus the earnings credited under the Plan on such amounts.

13.3 Timing of  Withdrawals.

Withdrawal requests under Section 13.1 shall be reviewed by the Plan Administrator as soon as practicable, generally within 30 days of their receipt. Withdrawals to be effected under Section 13.2 shall be processed as soon as shall be reasonably practicable, generally within 30 days of the Plan Administrator's receipt of the Participant's notice thereto of his desire to
effect    such    a    withdrawal.

13.4   Distribution   from   Accounts.

A withdrawal under this Article 13 shall be distributed from the Participant's Account in the following order:

     (a) The portion of the Participant's After-Tax Contribution Account attributable to his After-Tax Contributions which did not qualify for Matching Contributions, until exhausted; and then,

     (b) The portion of the Participant's After-Tax Contribution Account attributable to his After-Tax Contributions which qualified for Matching Contributions, until exhausted; and then,

     (c) The Participant's Voluntary Deductible Contribution Account, until exhausted; and then,

     (d) The  Participant's  Rollover  Contribution  Account;  and then,

     (e) For purposes of withdrawals under Section 13.1 only, the Participant's Profit Sharing Contribution Account, until exhausted; and then,

     (f) For purposes of withdrawals under Section 13.1 only, the Participant's Matching Contribution Account, until exhausted; and then,

     (g) For purposes of withdrawals under Section 13.1 only, the portion of the Participant's Savings Contribution Account attributable to his Savings Contributions which qualified for Matching Contributions, until exhausted; and then,

     (h) For purposes of withdrawals under Section 13.1 only, the portion of the Participant's Savings Contribution Account attributable to his Savings Contributions which did not qualify for Matching Contributions, until exhausted; and then,

     (i) For purposes of withdrawals under Section 13.1 only, the Participant's Qualified Non-Elective Contribution Account.

In no event shall a Participant be entitled to a distribution from the Participant's IRP Plan Account, if any.

13.5  Continued  Eligibility  under Plan.

Except as  otherwise  set forth in this  Article  13, a  withdrawal  under  this
Article 13 shall not impair the eligibility of a Participant to continue his participation in the Plan nor shall it affect such Participant's rights and privileges with respect to his Account.

                             ARTICLE 14 - PLAN LOANS

14.1 In  General.

Effective September 1, 1998, upon the application of any Participant who is a current Employee, the Plan Administrator may, but shall not be required to, direct the Trustee to make a loan to such Participant from the Plan (a "Participant Loan"). The Plan Administrator may establish or change from time to time the standards or requirements for making any Participant Loan, provided that the standards or requirements shall be nondiscriminatory, uniformly applicable to all Participants similarly situated and shall permit Participant Loans to be available to all Participants on a reasonably equivalent basis and in amounts which are not less than the amounts of Participant Loans made available to Participants who are Highly Compensated Employees. Only one loan may be outstanding at any time. Any loan policy adopted by the Plan
Administrator shall be deemed to be incorporated into the Plan by reference herein.

14.2 Loan  Requirements.

Each Participant  Loan:

     (a) Shall not exceed the lesser of (i) $50,000, reduced by the excess, if any, of (A) the highest outstanding balance of the Participant Loans to the Participant during the 1-year period ending on the day immediately preceding the date on which such Participant Loan was made, over (B) the outstanding balance of the Participant Loans to the Participant on the date on which such Participant Loan was made, or (ii) 50% of the vested balance to the credit of the Participant's Account;

     (b) Shall bear a rate of interest commensurate with the interest rate charged by persons in the business of lending money for loans made under similar circumstances, as determined from time to time by the Plan Administrator in its sole discretion, but not in excess of the maximum rate permitted by law;

     (c)  Shall  be  repaid  in  substantially  level  installments,   not  less
frequently than quarterly,  over the term of the Participant  Loan;

     (d) Shall be  repayable  within  60  months of the date of the  Participant
Loan;

     (e) Shall be adequately secured with a portion of the Participant's vested account balance not to exceed 50% of such account balance; and

     (f) Shall contain such other terms and conditions as may be required from time to time by the Plan Administrator.

14.3  Investment of Loan.

A Participant's application for a Participant Loan submitted to the Plan Administrator shall constitute an investment direction by the Participant to sell or liquidate from the investments in the Participant's Account (as of the Valuation Date coinciding with or next following the date of the loan) an amount sufficient to yield the amount of the Participant Loan approved by the Plan Administrator, regardless of whether the Participant subsequently declines the Participant Loan. The liquidation of the investments in the Participant's Account shall be made proportionately among the Investment Funds in which the Participant's Account is invested at that time.

Until disbursed by the Trustee to the Participant as a Participant Loan, the proceeds of the liquidation of the investments in a Participant's Account shall be held uninvested. If a Participant declines a Participant Loan after such Participant Loan has been approved by the Plan Administrator, the proceeds of the liquidation shall be reinvested in the Investment Funds in the same proportion that amounts in the Participant's Account were invested in such Investment Funds immediately before liquidation.

Upon the disbursement of the Participant Loan to the Participant, the Participant's Account shall be deemed invested (and each Participant's application for a Participant Loan shall constitute an election to invest), to the extent of the unpaid balance of such Participant Loan, in the Participant Loan extended to the Participant. The unpaid balance of any Participant Loan shall not reduce the amount credited to the Participant's Account.

Proceeds from the repayment of a Participant Loan shall be allocated among the Investment Funds in which the Participant's Account is invested, in the same proportion, if any, that the Participant has elected to invest future contributions to his Account as of the time of each such repayment (to the extent that the Participant controls such investments).

14.4 Default on Loan.

In the event of any default under any Participant Loan, the Plan Administrator may take any action the Plan Administrator deems necessary or appropriate to enforce the collection of all or any portion of the unpaid balance of the Participant Loan and any accrued interest thereon, including without limitation, foreclosing on the Participant's interest in his Account that was pledged as security for the Participant Loan. Notwithstanding the foregoing, under no circumstances shall the Plan Administrator take any action, whether upon the occurrence of an event of default or otherwise, which shall result in a deemed distribution of all or any of the Participant's "elective deferrals" (within the meaning of Section 402(g) of the Code), if any, and the earnings thereon, whether or not pledged as security for the Participant Loan, until a distributable event occurs.

For  purposes  of  the  foregoing   sentence,   a
"distributable event" means the termination of the Participant's employment with the Company or his death, Disability or attainment of age 59-1/2.

14.5  Distribution  from  Accounts.

A Participant Loan shall be made from the Participant's Account in the following order:

     (a) The Participant's Qualified Non-Elective Contribution Account, until exhausted; and then,

     (b)  The  portion  of  the  Participant's   Savings   Contribution  Account
attributable to his Savings Contributions which did not qualify for Matching Contributions, until exhausted; and then,

     (c)  The  portion  of  the  Participant's   Savings   Contribution  Account
attributable  to  his  Savings   Contributions   which  qualified  for  Matching
Contributions,  until  exhausted;  and  then

     (d) The Participant's Voluntary Deductible Contribution Account, until exhausted; and then,

     (e) The  Participant's  Rollover  Contribution  Account;  and then,

     (f) The Participant's Profit Sharing Contribution Account, until exhausted; and then,

     (g) The Participant's Matching Contribution Account, until exhausted; and then,

     (h) The portion of the Participant's After-Tax Contribution Account attributable to his After-Tax Contributions which did not qualify for Matching Contributions, until exhausted; and then,

     (i) The portion of the Participant's After-Tax Contribution Account attributable to his After-Tax Contributions which qualified for Matching Contributions.

In no event shall a Participant be entitled to a distribution from the Participant's IRP Plan Account, if any.

14.6  Continued  Eligibility  under Plan.

Except as otherwise set forth in this Article 14, a Participant  Loan under this
Article 14 shall not impair the eligibility of a Participant to continue his participation in the Plan nor shall it affect such Participant's rights and privileges with respect to his Account.

                     ARTICLE 15 - ADMINISTRATION OF THE PLAN

15.1 Named  Fiduciaries.

The Board of Directors shall be the "named fiduciary" with respect to the appointment and removal of the Committee and the appointment and removal of the Trustee. The Committee shall be the "named fiduciary" with respect to the issuance of directions to the Trustee to purchase appropriate contract(s) to provide investments for Plan funds other than the Company Stock Fund and for the review of the investment and management of the assets held under the Trust. The Company, through it human resources department and such other employees who are given authority to operate and administer the Plan shall be designated as the "Plan Administrator" within the meaning of Section 414(g) of the Code.

15.2  Appointment  of Committee.

The Committee shall consist of no less than 3 persons who shall be appointed by and serve at the pleasure of the Board of Directors.

15.3 Existence of the  Committee.

If at any time the Committee is not appointed and acting, then for purposes of the Plan, the Board of Directors shall be deemed to be such Committee.

15.4  Vacancies  and  Resignations.

Any member of the Committee may resign by delivering or mailing a written resignation to the Board of Directors and to the Secretary or Chairman of the Committee, and such resignation will become effective upon such delivery or at any later date specified therein. Vacancies on the Committee shall be filled by the Board of Directors.

15.5  Committee  Officers.

The Committee shall designate a secretary (who need not be a member of the Committee) who shall keep or cause to be kept minutes of all Committee proceedings and keep all data, records and documents relating to the Committee's administration of the Plan.

15.6  Committee  Meetings.

The Committee shall act and hold meetings upon such notice, at such time, and at such place as it may determine. A majority of the members of the Committee shall constitute a quorum for the transaction of its business. All resolutions or actions taken by the Committee shall be by vote of a majority of those present at a meeting, participating in a telephone conference call, or in writing by a majority of all the members if they act without a meeting or telephone conference call.

F15.7 Employment of Experts.

The Committee or the Plan Administrator may employ or engage such independent actuaries, accountants, counsel, record keeping agents, other experts or persons as it deems necessary in connection with discharging its duties under the Plan.

15.8  Committee  Compensation.

Unless otherwise determined by the Board of Directors, the members of the Committee shall not be compensated by the Plan or the Company for their services as such.

15.9 Payment of Expenses.

To the extent not paid from the assets of the Trust, all expenses incurred in connection with the administration of the Plan, including, but not limited to, Trustee's fees, agents' fees, the compensation of any actuary, accountant, counsel, or other expert(s) or person(s) who shall be employed by the Committee shall be paid by the Company. All commissions, transfer taxes, charges and costs directly related to the purchase or sale by the Trustee of shares of Company Stock and/or investments related to other Plan funds and other costs of operation shall be paid from the assets of the Trust.

15.10 Binding Action.

To the fullest extent permitted by law, all actions taken and decisions made by the Committee or the Plan Administrator shall be final, conclusive and binding on all persons having any interest in the Plan or in any benefits payable thereunder.

15.11 Committee Powers and Duties.

The Committee shall have the following  powers and duties:

     (a) Recommend to the Board of Directors any amendments to the Plan required to comply with ERISA or any other law;

     (b) Review and approve the selection of the Investment Funds under the Plan, and/or appoint, remove or change, from time to time, persons constituting "Investment Managers" as defined in Section 3(38) of ERISA, subject in each case to ratification by the Board of Directors; and

     (c) Review rejected claims for Plan benefits under the Plan's claims procedures set forth in Article 19.

15.12 Plan  Administrator  Powers  and  Duties.

Except to the extent otherwise provided herein, the Plan Administrator shall administer the Plan and be responsible for carrying out its terms. The Plan Administrator shall have the power to take all action and to make all decisions necessary or proper in order to carry out its duties and responsibilities under the provisions of the Plan, including without limitation, the following:

     (a) Make and enforce such rules and regulations and to issue such forms as it shall deem necessary or proper for the efficient administration of the Plan, including rules governing the designation of Beneficiaries and circumstances under which any intended election or designation may be revoked or will be ineffective; and

     (b) Interpret the Plan and its regulations.

     (c) Cause to be maintained such data, records, and documents as are necessary or desirable for the administration of the Plan and the determination of benefits due under the Plan;

     (d) Establish rules necessary for the administration of the Plan and the distribution of benefits under the Plan;

     (e) Determine eligibility for benefits under the Plan and the amount due, if any;

     (f) Direct disbursement of benefit payments by the Trustee;

     (g) Cause to be prepared the annual report of the Plan and financial condition of the assets of the Plan for submission to the Board of Directors for its approval and any further information pertaining to the Plan which the Board of Directors may request;

     (h) Cause to be prepared and distributed descriptions and reports as required by ERISA;

     (i) Adopt the necessary procedures and rules to maintain the Plan loans program under Article 14;

     (j) Review domestic relations orders to determine their status as qualified domestic relations orders under Section 15.14; and

     (k) Determine the entitlement of Participants to withdrawals under Articles 12 and 13.

15.13 Conflicts of Interest.

No person who is an Employee and who is a member of the Committee or the Board of Directors shall participate in the resolution of any question which relates directly or indirectly to him and which, if applied to him, would significantly vary his eligibility for, or the amount of, any Plan benefit to him. The decision of any member of the Committee that he or any other member of the Committee is disqualified under this Section 15.13 from participating in the resolution of any question shall be controlling. In cases involving the disqualification under this Section 15.13 of a majority of the members of the Committee, the questions at issue shall be certified to the Board of Directors for resolution.

15.14 Domestic Relations Orders.

The Plan Administrator shall adopt reasonable procedures to determine whether a "domestic relations order" (as defined in Section 414(p)(1)(B) of the Code) constitutes a "qualified domestic relations order" (as defined in Section 414(p)(1)(A) of the Code) and to administer distributions under any such qualified domestic relations order.

15.15 Delegation.

Any fiduciary may delegate or authorize the delegation of any fiduciary responsibilities under the Plan by so delegating or authorizing such delegation in writing.

15.16 Modification of Procedures of the Plan.

Notwithstanding any provision of this Plan to the contrary, the Plan Administrator may adopt, modify or change the procedures for effecting the various provisions of the Plan, from time to time in order to facilitate the administration of the Plan; provided, however, that any such procedures shall be applied in a nondiscriminatory manner.

                           ARTICLE 16 - MISCELLANEOUS

16.1  Participant's  Rights Not  Transferable.

     (a) No right or interest of any Participant under the Plan or to the Participant's Account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation, by execution, levy, garnishment, attachment, pledge or in any other way or manner, except upon death or mental incompetency.

     (b) No attempted assignment or transfer of any such right or interest of any Participant shall be effective.

     (c) No right or interest of any Participant under the Plan or to the Participant's Account shall be liable for, or subject to, any obligation or liability of such Participant.

     (d) Notwithstanding any other provision of this Section 16.1, the creation, assignment or recognition of a right to any Plan benefit payable to a Participant pursuant to a "qualified domestic relations order" (as defined in Section 414(p)(1)(B) of the Code) shall not be treated as an assignment, transfer or alienation prohibited by this Section 16.1.

16.2 Notices.

All notices, statements, and other communications from the Trustee or the Company to any Employee, Participant or Beneficiary required or permitted under the Plan shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first class mail, postage prepaid and addressed to) the Employee, Participant or Beneficiary at his address last appearing on the books of the Company.

16.3 Purchases from Participant Accounts.

Whenever the Trustee is authorized or required to sell shares of Company Stock from the Account of a Participant, it may, in its absolute discretion, purchase for the benefit of the Trust Fund the shares of Company Stock to be sold at their value (as determined by the Trustee on a uniform basis consistently applied) on the applicable date.

16.4 No Guarantee of  Employment.

The Plan shall not be deemed to constitute a contract between the Company and any Employee or to be in consideration of, or an inducement for, the employment of any Employee by the Company. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights of such Employee under the Plan.

16.5  Payments  to Minors and  Incompetents.

If a Participant or Beneficiary entitled to receive any Plan benefit is a minor or is deemed by the Plan Administrator or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Plan Administrator shall designate or to the duly appointed guardian. Such payments shall, to the extent made, be deemed a complete discharge of any liability for the payment of any such benefit under the Plan.


16.6 Evidence of Survivor.

If the Plan Administrator or the Trustee, with the assistance of the Plan Administrator, cannot make payment of any amount to a Participant or Beneficiary within 5 years after such amount becomes payable because the identity or
whereabouts  of  such   Participant  or  Beneficiary   cannot  be   ascertained,
notwithstanding the mailing of a notice to such Participant or Beneficiary by certified mail to his last known address, the Plan Administrator at the end of such 5-year period shall direct that all unpaid amounts which would have been payable to such Participant or Beneficiary be forfeited and treated as a forfeiture under Section 10.5. Notwithstanding the foregoing, the forfeited benefits of any Participant or Beneficiary shall be reinstated and payment of such benefits shall commence upon the filing at any time of a claim for such benefits by such Participant or Beneficiary.

16.7 Return of Certain Profit Sharing Contributions or Matching Contributions. Notwithstanding any other provisions of the Plan to the contrary, in the case of any Contribution made by the Company as a result of a mistake of fact or which is conditioned upon its deductibility under Section 404 of the Code, such Contribution, to the extent made by a mistake of fact or to the extent that the deduction is disallowed, may be returned to the Company, provided that such Contribution is returned within 1 year after it is mistakenly paid or is disallowed, as the case may be. For this purpose, all Contributions made by the Company under the Plan are expressly declared to be conditioned upon their deductibility under Section 404 of the Code.

16.8 Liability and Indemnification. No director, officer, or Employee of the Company carrying out any Plan administration responsibilities shall be liable for any action or failure to act, unless such action or inaction shall have been in bad faith. Each such person shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense which may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him (with the approval of the Board of Directors) in settlement thereof or paid by him in satisfaction of a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit, or proceeding against him, he shall in writing provide the Company with the opportunity, at its own expense, to undertake and defend it on his behalf.

The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled, as a matter of law or otherwise, or any obligation or power of the Company to indemnify him or hold him harmless. The provisions of this Section 16.8 shall be subject to the limitations of ERISA regarding exculpatory provisions.

16.9 Forfeiture Suspense Account.

If for any Plan Year the amount of forfeitures exceeds the sum of the amount required to be contributed by the Company under Article 4 and any expenses of the Plan, such excess shall be allocated to a suspense account used in succeeding Plan Years to reduce the Company's Profit Sharing Contributions and Matching Contributions and for payment of expenses of the Plan. The suspense account shall be charged with its proportionate share of the Trust Fund's income, gains and losses. In the event that the Plan shall be terminated, a partial termination shall occur, or the Company shall completely discontinue contributions to the Plan, the amount in the suspense account, or in the case of a partial termination or complete discontinuance of contributions, the portion of the suspense account allocable to the Participants affected by such partial termination or complete discontinuance, shall be treated as a Profit Sharing Contribution made immediately prior to such termination, partial termination or complete discontinuance of contributions, which Contribution shall be allocated among the affected Participants.

16.10 Governing Law. To the extent not preempted by federal law, the Plan shall be construed according to the laws of the State of Colorado and all of its provisions shall be administered according to the laws of such State.

16.11 Gender.

In all cases when the context so permits, any word used herein in the masculine gender shall be construed as if it had also been used in the feminine gender.

16.12  Restrictions  Required by Section 16b of the  Securities  Exchange Act of
1934.

Notwithstanding anything in this Plan to the contrary, a Participant who is an "officer" (within the meaning of Section 16 of the Securities Exchange Act) may not, within 6 months following an election to engage in a discretionary transaction, elect to engage in an opposite discretionary transaction. A "discretionary transaction" shall mean (1) the voluntary reallocation by a Participant of any portion of his Account balance which is invested in the Orion Common Stock Fund into another Investment Fund, (2) the voluntary reallocation by a Participant of his Account balance invested in an Investment Fund (other than the Orion Common Stock Fund) into the Orion Common Stock Fund and (3) any of the following transactions to the extent they result in the disposition of shares from the Orion Common Stock Fund: (a) a hardship withdrawal under Article 12; (b) a voluntary withdrawal under Article 13 or (c) a loan under Article 14. Discretionary transactions shall be considered "opposite" if one discretionary transaction results in the acquisition of shares in the Orion Common Stock Fund and the other discretionary transaction results in the disposition of shares from the Orion Common Stock Fund.

            ARTICLE 17 - TERMINATION. AMENDMENT, OR REVISION OF PLAN

17.1 Right to Amend or  Terminate.

The Company intends and expects to continue the Plan indefinitely. Nevertheless, the Company maintains the right to suspend, terminate or completely discontinue contributions under the Plan. In addition, the Plan may be amended, modified or terminated from time to time in the sole discretion of the Company; provided, however, that no such action shall adversely affect the accrued benefit of any Participant. Notwithstanding the foregoing, however, any modification or amendment of the Plan may be made prospectively or retroactively, including retroactively if necessary or appropriate to qualify or maintain the Plan as a plan meeting the requirements of the Code and ERISA, as now in effect or hereafter amended, or any other provisions of law, as now in effect or hereafter amended or adopted, and any regulation issued thereunder.

Any  amendment of the Plan shall be made by:

     (a) The adoption of a resolution by the Board of Directors amending the Plan; or

     (b) If such amendment does not increase the contributions to be made by the Company or would not adversely affect the accrued benefit of any Participant, upon the execution of a certificate of amendment by the Chairman of the Board of Directors or the President and by the General Counsel of the Company.

No amendment or revision may be made which would permit any funds paid to or received by the Trustee to revert to the Company, except as expressly permitted by law and under the terms of the Plan.

17.2 Rights of Participants.

Upon termination of the Plan, or upon the complete discontinuance of contributions to the Plan, the rights of all Participants affected by such termination or discontinuance to the amounts credited to their Accounts shall become fully vested. In the event of a partial termination, this Section 17.2 shall apply solely to the portion of the Plan terminated.

17.3 Merger or Consolidation  of Plan.

The Plan may be merged or consolidated with, or its assets or liabilities transferred in whole or in part to, another plan which meets the requirements of
Section 401(a), 401(k), and 501(a) of the Code solely if each Participant would, if either this Plan or the other plan terminated immediately after the merger, consolidation or transfer, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled immediately before the merger, consolidation, or transfer if the Plan then terminated or as may otherwise be provided under applicable law or regulation.

                    ARTICLE 18 - TOP-HEAVY PLAN REQUIREMENTS

18.1  In  General.

Notwithstanding any other provision of the Plan to the contrary, for any Plan Year for which the Plan is a "Top-Heavy Plan" as defined in Section 18.2, the Plan shall be subject to the following provisions:

     (a) The vesting  provisions  set forth in Section 18.5; and

     (b) The minimum  contribution  provisions  set forth in Section 18.6.

18.2  Definition  of Top-Heavy  Plan.

The Plan shall be considered a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year (the "Determination Date"):

     (a) More than 60% of the aggregate Account balances under the Plan are allocable to Key Employees (as defined in Section 18.8); or

     (b) It is part of an Aggregation Group (as defined in Section 18.3(a)) which is a Top-Heavy Group.

18.3 Definition of Top-Heavy Group.

     (a)  "Aggregation  Group"  means:

     (i) A group of plans required to be aggregated under Section 416(g)(2)(A)(i) of the Code that includes (A) each plan of the Company in which a Key Employee (as defined in Section 18.9) participates; and (B) each other plan of the Company which is aggregated with the Plan to meet the nondiscrimination requirements of Section 401(a)(4) of the Code or the coverage requirements of Section 410 of the Code; or

     (ii) A group of plans that includes (A) the group of plans listed in clause
(i) of this paragraph (a) and (B) plans that are permitted to be aggregated with the Plan under Section 416(g)(2)(A)(ii) of the Code.

     (b) "Top-Heavy Group" means any Aggregation Group if as of the Determination Date, the sum of (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such Group and (ii) the aggregate of the accounts of Key Employees under all defined contribution plans included in such Group exceeds 60% of a similar sum determined for all Employees. Notwithstanding Section 18.2, the Plan shall not be a Top-Heavy Plan if its Aggregation Group is not a Top-Heavy Group.

18.4  Definition of Super Top-Heavy Plan.

For any Plan Year in which the Plan is a Top-Heavy Plan, the Plan will be a "Super Top-Heavy Plan" if under the test provided in Section 18.2, "90%" were
substituted  for  "60%"  wherever  it  appears   therein.

18.5 Vesting.

     (a) Notwithstanding any other provision contained in the Plan, including but not limited to the provisions of Article 10, if the Plan is a Top-Heavy Plan for any Plan Year, a Participant's vested interest in his Account shall be computed as follows:

                                                         Vested
                    Years  of  Service                 Percentage
                              2                             20%
                              3                             40%
                              4                             60%
                              5                             80%
                              6 or more                    100%


In no event shall a Participant's vested interest in his Account be reduced by reason of the application of this Section 18.5.

     (b) If after the Plan has become a Top-Heavy Plan it ceases to be a Top-Heavy Plan for a subsequent Plan Year, any part of a Participant's Account which was vested prior to the end of the Plan Year in which the Plan ceases to be a Top-Heavy Plan shall continue to be vested; provided, however, that the normal vesting schedule set forth in Article 10 shall apply to all amounts contributed to a Participant's Account for any Plan Year after the Plan ceases to be a Top-Heavy Plan.

     (c) Notwithstanding paragraph (b) of this Section 18.5, each Participant who has completed 5 Years of Service or who shall complete 5 Years of Service during the last Plan Year in which the Plan was a Top-Heavy Plan may elect to have the vesting schedule set forth in paragraph (a) of this Section 18.5 continue to apply; provided, however, that such election must be made within 60 days after the first day of the Plan Year in which the Plan ceases to be a Top-Heavy Plan.

18.6  Minimum  Contribution.

     (a) For any Plan Year in which the Plan is a Top-Heavy Plan, those Participants who are not Key Employees and who have not separated from service with the Company at the end of a Plan Year will receive the minimum contribution described in paragraph (b) of this Section 18.6.

     (b) For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant who is not a Key Employee shall receive a minimum Company contribution in an amount equal to the lesser of (i) 3% of his "compensation" (as defined in Treasury Regulation Section 1.415-2(d)), or (ii) the percentage of his "compensation" (as defined in Treasury Regulation Section 1.415-2(d)) at which percentage contributions are made under the Plan for the Key Employee for whom such percentage is the highest.

     (c) For purposes hereof, all defined contribution plans required to be included in the Aggregation Group shall be treated as one plan.

18.7  Impact  on  Maximum  Benefits.

For any Plan Year for which the Plan is a Top-Heavy Plan, the dollar limitations in the "defined benefit plan fraction" and the "defined contribution plan fraction" applicable under Section 415(e) of the Code shall be multiplied by
1.00 rather than 1.25; provided, however, for any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the contribution fraction applicable under Section 415(e) of the Code shall be multiplied by 1.25 and not by 1.00 if Section 18.6(b) is applied by substituting "4%" for "3%."

18.8  Definition of Key Employee.

     (a) For purposes of this Article 18, the term "Key Employee" shall mean any Employee or former Employee who, at any time during the Plan Year or any of the 4 preceding Plan Years, is:

          (i) An officer of the Company who earns greater than 50% of the amount in effect under Section 415(b)(1)(A), unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of 3 officers or 10% of all Employees) have higher Annual Earnings;

          (ii) One of the 10 Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Company, who has Annual Earnings in excess of the limitation set forth in
     Section  415(c)(1)(A) of the Code;

          (iii) A Five Percent  Owner;  or

          (iv) The owner of more than 1% of the outstanding stock of the Company or stock possessing more than 1% of the total combined voting power of all stock of the Company and the recipient of more than $150,000 of Annual Earnings from the Company.

          (b) For purposes of  determining  ownership  under this Section  18.8,
     Section 318(a)(2)(C) of the Code (relating to constructive ownership) shall be applied by substituting "5 percent" for "50 percent" and the rules of subsections (b), (c) and (m) of Section 414 of the Code shall not apply.

     (c) For purposes of this Section 18.8, the terms "Employee" and "former Employee" include Beneficiaries of such persons.

                          ARTICLE 19 - CLAIMS PROCEDURE

19.1 In  General.

     (a) In the event any person disputes the amount of, or his entitlement to, any benefits under the Plan or their method of payment, such person shall file a claim in writing (identified as a claim) for the benefits to which he believes he is entitled with the Plan Administrator, setting forth the reason for his claim. The Plan Administrator shall consider the claim and, if the Plan Administrator shall deny such claim in whole or in part, the Plan Administrator shall provide to such person (and if such person has designated in writing any representative, the Plan Administrator shall also provide a copy to such representative) a written notice setting forth the specific reason or reasons for the denial of the claim, including references to the applicable provisions of the Plan, a description of any additional material or information necessary to perfect such claim along with an explanation of why such material or information is necessary, and appropriate information as to the procedure to be followed for review of such claim by the Committee. If the Plan Administrator shall fail to respond to such claim within 90 days after its receipt, such claim, for purposes of seeking review by the Committee, shall be deemed denied.

     (b) Any person whose claim is denied by the Plan Administrator may request a review of the Plan Administrator's decision by the Committee by filing a written request with the Committee for such review within 60 days after such claim is denied. In connection with that review such person (or his authorized representative) may examine pertinent documents and submit such written comments as may be appropriate. As part of his request for review, such person may request a hearing before the Committee at which he may present such material, information or arguments as are relevant to his claim. The Committee shall render its decision within 60 days after the receipt of the request for review, unless special circumstances, such as the need to hold a hearing, require an extension of time up to an additional 60 days. Any decision of the Committee shall be in writing, shall include specific reasons for the decision and references to the pertinent provisions of the Plan on which the decision is based and such decision of the Committee shall be final and conclusive.

     IN WITNESS WHEREOF, the Company has executed the Plan this------------ day of------------------, 1998.

                                             GUARANTY NATIONAL INSURANCE COMPANY

                                             By:-----------------------------

                                           Title:--------------------------

                                             Date:---------------------------

                                    EXHIBIT A
                               INVESTMENT OPTIONS

FUND CATEGORY                                 INVESTMENT FUND SELECTION
-------------
Company Stock Fund                            Orion Common Stock Fund

"Fixed" Fund                                  Vanguard Stable Value Fund

Money Market Fund                             Vanguard Money Market Reserves -
                                              Prime Portfolio

Income Funds                                  Vanguard Bond Index Fund -
                                              Total Bond Market Portfolio

Balanced Fund                                 Vanguard/Wellington Fund

Growth and Income Funds                       Vanguard Index Trust -
                                              500 Portfolio

                                              Vanguard Windsor II
Growth Fund                                   Vanguard/PRIMECAP Fund
                                              Vanguard U.S. Growth Portfolio
Aggressive Growth Fund                        Vanguard Explorer Fund

International Equity Fund                     Vanguard International Growth
                                              Portfolio



DENVER:0855362.03



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                                TABLE OF CONTENTS
                                    ARTICLE 1
                                     PURPOSE
                                    ARTICLE 2
                                   DEFINITIONS
2.1 "Account" .................................................................2
2.2 "After-Tax Contributions" .................................................2
2.3 "After-Tax Contribution Account" ..........................................2
2.4 "Annual Earnings" .........................................................2
2.5 "Annuity Starting Date" ...................................................3
2.6 "Basic Compensation" ......................................................3
2.7 "Beneficiary" .............................................................3
2.8 "Board of Directors" ......................................................4
2.9 "Code" ....................................................................4
2.10 "Committee" ..............................................................4
2.11 "Company" ................................................................4
2.12 "Company Stock" ..........................................................4
2.13 "Disability" .............................................................4
2.14 "Employee" ...............................................................4
2.15 "Employment Commencement Date" ...........................................5
2.16 "ERISA" ..................................................................5
2.17 "Five Percent Owner" .....................................................5
2.18 "Highly Compensated Employee" ............................................5
2.19 "Highly Compensated Active Employee" .....................................5
2.20 "Highly Compensated Former Employee" .....................................6
2.21 "Hour of Service" ........................................................7
2.22 "Investment Funds" .......................................................8
2.23 "IRP Plan" ...............................................................8
2.24 "IRP Plan Account" .......................................................8
2.25 "Matching Contributions" .................................................8
2.26 "Matching Contribution Account" ..........................................8
2.27 "One-Year Break-in-Service" ..............................................8
2.28 "Orion Common Stock Fund" ................................................8
2.29 "Participant" ............................................................8
2.30 "Participant Contributions" ..............................................9
2.319 "Pay Period" ............................................................9
2.32 "Period of Severance" ....................................................9
2.33 "Plan" ...................................................................9
2.34 "Plan Administrator" .....................................................9
2.35 "Plan Year" ..............................................................9
2.36 "Profit Sharing Contributions" ...........................................9
2.37 "Profit Sharing Account" .................................................9
                                       I
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2.38 "Qualified Non-Elective Contributions" ...................................9
2.39 "Qualified Non-Elective Contribution Account" ............................9
2.40 "Retirement" .............................................................9
2.41 "Rollover Contributions" ................................................10
2.42 "Rollover Contribution Account" .........................................10
2.43 "Savings Contributions" .................................................10
2.44 "Savings Contribution Account" ..........................................10
2.45 "Service" ...............................................................10
2.46 "Severance Date" ........................................................10
2.47 "Spouse" ................................................................11
2.48 "Trust Agreement" .......................................................11
2.49 "Trustee" ...............................................................11
2.50 "Trust Fund" ............................................................11
2.51 "Unisun Plan" ...........................................................11
2.52 "Valuation Date" ........................................................11
2.53 "Voluntary Deductible Contribution Account" .............................11
2.54 "Year of Service" .......................................................11

                                    ARTICLE 3
                                  PARTICIPATION
3.1 Participation ............................................................12
3.2 Union Employees ..........................................................12
3.3 Return to Employment .....................................................12

                                    ARTICLE 4
                              COMPANY CONTRIBUTIONS
4.1 Profit Sharing Contributions, Matching Contributions and Qualified
    Non-Elective Contributions............................................... 13
4.2 Additional Contributions .................................................13
4.3 Reduction for Forfeitures ................................................14
4.4 Payment of Profit Sharing Contributions and Qualified Non-Elective
    Contributions............................................... .............14
4.5 Payment of Savings Contributions, Matching Contributions and
    After-Tax Contributions......................................... .........14

                                    ARTICLE 5
                            PARTICIPANT CONTRIBUTIONS
5.1 Eligibility to Make Participant Contributions ............................15
5.2 Savings Contributions (Pre-Tax) ..........................................15
5.3 After-Tax Contributions ..................................................15
5.4 Rollover Contributions ...................................................16
                                       II
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5.5 Increases and Decreases of Participant Contributions .....................16
5.6 Suspensions of Participant Contributions .................................16
5.7 Payment of Participant Contributions .....................................16

                                    ARTICLE 6
                                   ALLOCATION OF CONTRIBUTIONS
6.1 Allocation of Profit Sharing Contributions ...............................17
6.2 Allocation of Matching Contributions .....................................17
6.3 Allocation of Qualified Non-Elective Contributions .......................17
6.4 Allocation of Savings Contributions ......................................18
6.5 Allocation of After-Tax Contributions ....................................18
6.6 Maximum Allocation .......................................................18

                                    ARTICLE 7
                          LIMITATIONS ON CONTRIBUTIONS
7.1 Company Contributions Conditioned on their Deductibility .................20
7.2 Nondiscrimination Requirements for Savings Contributions .................20
7.3 Correction of Excess Contributions .......................................21
7.4 Correction of Excess Savings Contributions ...............................22
7.5 Nondiscrimination Requirements for Matching Contributions and After-Tax
    Contributions.................................................... ........23
7.6 Aggregate Nondiscrimination Requirement ..................................24

                                    ARTICLE 8
                           INVESTMENT OF CONTRIBUTIONS
8.1 Investment of Matching Contributions .....................................25
8.2 Investment of all Contributions other than Matching Contributions ........25
8.3 Changes in Future Allocations to Investment Funds ........................25
8.4 Reallocation of Existing Account Balance .................................25
8.5 Additional Rules and Procedures ..........................................26

                                    ARTICLE 9
                             PARTICIPANTS' ACCOUNTS
9.1 Maintenance of Participants' Accounts ....................................27
9.2 Company Stock - Voting and Consents ......................................27
9.3 Company Stock - Tender Offers ............................................27

                                   ARTICLE 10
                            VESTING OF CONTRIBUTIONS
10.1 Vesting of Participant Contributions, Qualified Non-Elective
     Contributions and Retirement Contributions ..............................28
                                      III
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10.2 Vesting of Matching Contributions and Profit Sharing Contributions ......28
10.3 Vesting of Matching Contributions and Profit Sharing Contributions upon Disability, Death or Attainment of Age 65 While Employed by the Company .28
10.4 Forfeitures and Restoration of Account Balances .........................29
10.5 Change in Vesting Schedule ..............................................29

                                   ARTICLE 11
    DISTRIBUTIONS FROM PARTICIPANTS' ACCOUNTS UPON TERMINATION OF EMPLOYMENT
11.1 Lump Sum Payments .......................................................30
11.2 Qualified Joint and Survivor Annuity and Qualified Preretirement
     Survivor Annuity ........................................................31
11.3 Optional Forms of Payment ...............................................32
11.4 Consent Requirements ....................................................33
11.5 Notice Requirements .....................................................34
11.6 Payment of Benefits .....................................................34
11.7 Distributions Upon Participant's Death ..................................35
11.8 In-Service Required Distributions .......................................36
11.9 Distributions Pursuant to QDROs .........................................36
11.10 Direct Trustee-to-Trustee Rollovers ....................................37

                                   ARTICLE 12
                              HARDSHIP WITHDRAWALS
12.1 In General ..............................................................39
12.2 Hardship ................................................................39
12.3 Necessary to Satisfy Immediate and Heavy Need ...........................40
12.4 Reliance on Participant Representations .................................40
12.5 Timing of Hardship Withdrawals ..........................................41
12.6 Distribution from Accounts ..............................................41
12.7 Continued Eligibility under Plan ........................................42

                                   ARTICLE 13
                     OTHER PERMITTED IN-SERVICE WITHDRAWALS
13.1 Withdrawals at or After Age 59-1/2 ......................................43
13.2 Withdrawals Prior to Age 59-1/2 .........................................43
13.3 Timing of Withdrawals ...................................................43
13.4 Distribution from Accounts ..............................................43
13.5 Continued Eligibility under Plan ........................................44
                                       IV
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                                   ARTICLE 14
                                   PLAN LOANS
14.1 In General ..............................................................45
14.2 Loan Requirements .......................................................45
14.3 Investment of Loan ......................................................46
14.4 Default on Loan .........................................................46
14.5 Distribution from Accounts ..............................................47
14.6 Continued Eligibility under Plan ........................................48

                                   ARTICLE 15
                           ADMINISTRATION OF THE PLAN
15.1 Named Fiduciaries .......................................................49
15.2 Appointment of Committee ................................................49
15.3 Existence of the Committee ..............................................49
15.4 Vacancies and Resignations ..............................................49
15.5 Committee Officers ......................................................49
15.6 Committee Meetings ......................................................49
15.7 Employment of Experts ...................................................50
15.8 Committee Compensation ..................................................50
15.9 Payment of Expenses .....................................................50
15.10 Binding Action .........................................................50
15.11 Committee Powers .......................................................50
15.12 Committee Duties .......................................................51
15.13 Conflicts of Interest ..................................................52
15.14 Domestic Relations Orders ..............................................52
15.15 Delegation .............................................................52
15.16 Modification of Procedures of the Plan .................................52

                                   ARTICLE 16
                                  MISCELLANEOUS
16.1 Participant's Rights Not Transferable ...................................53
16.2 Notices .................................................................53
16.3 Purchases from Participant Accounts .....................................53
16.4 No Guarantee of Employment ..............................................53
16.5 Payments to Minors and Incompetents .....................................54
16.6 Evidence of Survivor ....................................................54
16.7 Return of Certain Profit Sharing Contributions or Matching Contribution..54
16.8 Liability and Indemnification ...........................................54
16.9 Forfeiture Suspense Account .............................................55
16.10 Governing Law ..........................................................55
16.11 Gender .................................................................55
16.12 Restrictions Required by Section 16b of the Securities Exchange Act of
      1934 ...................................................................56
                                       V
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                                   ARTICLE 17
                           TERMINATION. AMENDMENT, OR REVISION OF PLAN
17.1 Right to Amend or Terminate .............................................57
17.2 Rights of Participants ..................................................57
17.3 Merger or Consolidation of Plan .........................................57

                                   ARTICLE 18
                           TOP-HEAVY PLAN REQUIREMENTS
18.1 In General ..............................................................59
18.2 Definition of Top-Heavy Plan ............................................59
18.3 Definition of Top-Heavy Group ...........................................59
18.4 Definition of Super Top-Heavy Plan ......................................60
18.5 Vesting .................................................................60
18.6 Minimum Contribution ....................................................60
18.7 Impact on Maximum Benefits ..............................................61
18.8 Definition of Key Employee ..............................................61

                                   ARTICLE 19
                                CLAIMS PROCEDURE
19.1 In General ..............................................................63

                                       VI


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